PROSPECTUS Dated June 11, 2002                     Pricing Supplement No. 60 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-83616
Dated June 11, 2002                                         Dated July 24, 2003
                                                                 Rule 424(b)(3)

                                  $12,500,000
                                 Morgan Stanley

                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes
                              --------------------
                        PLUS(SM) due September 30, 2004
         Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
            Based on the Value of Common Stock of Fifteen Companies
                         in the Semiconductor Industry
                  Performance Leveraged Upside Securities(SM)
                                  ("PLUS(SM)")

Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee any return of principal at maturity. Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the average value of a basket of shares of common stock of fifteen companies in the semiconductor industry, which we refer to as the basket stocks, as determined over a three trading day period prior to the maturity of the PLUS. If the final average value of the basket is greater than the initial value of the basket, you will receive a payment based on 300% of the percent increase in the value of the basket, subject to a maximum total payment at maturity equal to $12.50, or 125% of the issue price. If the final average value of the basket is less than the initial value of the basket, you will receive for each $10 principal amount of PLUS that you hold a payment that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the basket.

o The basket stocks are the common stocks of Altera Corporation, Analog Devices, Inc., Applied Materials, Inc., Broadcom Corporation, Intel Corporation, KLA-Tencor Corporation, Linear Technology Corporation, Maxim Integrated Products, Inc., Micron Technology, Inc., Motorola, Inc., National Semiconductor Corporation, Novellus Systems, Inc., STMicroelectronics N.V., Texas Instruments Incorporated and Xilinx, Inc.

o    The principal amount and issue price of each PLUS is $10.

o    We will not pay interest on the PLUS.

o At maturity, if the final average basket value is greater than the initial basket value, you will receive for each $10 principal amount of PLUS that you hold a payment equal to $10 plus the leveraged upside payment, which is equal to $10 multiplied by 300% of the percent increase in the value of the basket, subject to a maximum total payment at maturity equal to $12.50, or 125% of the issue price. If the final average basket value is less than or equal to the initial basket value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to $10 multiplied by the basket performance factor, which will be less than or equal to 1.0.

     o The percent increase in the value of the basket will be equal to (i) the final average basket value minus the initial basket value divided by (ii) the initial basket value.

     o The basket performance factor will be equal to (i) the final average basket value divided by (ii) the initial basket value.

     o The initial basket value is $10. At the initial offering of the PLUS, the fractional amount of each basket stock included in the basket is set at an exchange ratio calculated so that each basket stock represents $.66667 of the initial basket value, based on the closing prices of the basket stocks on July 24, 2003, the day we offered the PLUS for initial sale to the public. The exchange ratio for each basket stock will remain constant for the term of the PLUS unless adjusted for certain corporate events relating to the issuer of that basket stock.

     o The final average basket value will equal the arithmetic average of the basket values on three trading days commencing on September 23, 2004.

     o The basket value on any date equals the sum of the products of the closing price and the exchange ratio of each basket stock on that date.

o Investing in the PLUS is not equivalent to investing in the basket or any of the individual basket stocks.

o The PLUS have been approved for listing on the American Stock Exchange LLC, subject to official notice of issuance. The AMEX listing symbol for the PLUS is "SDP."

     You should read the more detailed description of the PLUS in this pricing supplement. In particular, you should review and understand the descriptions in"Summary of Pricing Supplement" and "Description of PLUS."

The PLUS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-8.

                              --------------------
                               PRICE $10 PER PLUS
                              --------------------

                                     Price to        Agent's      Proceeds to
                                      Public       Commissions      Company
                                    -----------    -----------    -----------
Per PLUS.........................       $10            $.15          $9.85
Total............................   $12,500,000      $187,500     $12,312,500

                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the PLUS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus, see "Supplemental Information Concerning Plan of Distribution" below.

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. This pricing supplement and the accompanying prospectus supplement and prospectus may not be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The PLUS may not be offered or sold to the public in Brazil. Accordingly, the offering of the PLUS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in Singapore.

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the PLUS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The PLUS offered are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the PLUS at maturity is based on the value of a basket of shares of common stock of fifteen companies in the semiconductor industry.

     "Performance Leveraged Upside Securities" and "PLUS" are our service marks.

Each PLUS costs $10           We, Morgan Stanley, are offering Performance
                              Leveraged Upside Securities(SM) due September 30,
                              2004, Mandatorily Exchangeable for an Amount
                              Payable in U.S. Dollars Based on the Value of
                              Common Stock of Fifteen Companies in the
                              Semiconductor Industry, which we refer to as the PLUS. The principal amount and issue price of each PLUS is $10.

                              We refer to the common stock of the following fifteen companies as the basket stocks: Altera Corporation, Analog Devices, Inc., Applied Materials, Inc., Broadcom Corporation, Intel Corporation, KLA-Tencor Corporation, Linear Technology Corporation, Maxim Integrated Products, Inc., Micron Technology, Inc., Motorola, Inc., National Semiconductor Corporation, Novellus Systems, Inc., STMicroelectronics N.V., Texas Instruments Incorporated and Xilinx, Inc.

No guaranteed return          Unlike ordinary debt securities, the PLUS do not
of principal; no interest     pay interest and do not guarantee any return of
                              principal at maturity. If the final average value of the basket, which we refer to as the final average basket value, is less than the initial value of the basket, which we refer to as the initial basket value, we will pay to you an amount in cash per PLUS that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the basket.

The initial basket value      At the initial offering of the PLUS, the basket
equals $10                    is equally-weighted, and the initial basket value
                              is $10. The fractional amount of each basket stock included in the basket is set at an exchange ratio calculated so that each basket stock represents $.66667 of the initial basket value, based on the closing prices of the basket stocks on July 24, 2003, the day we offered the PLUS for initial sale to the public. The exchange ratio for any basket stock will remain constant for the term of the PLUS unless adjusted for certain corporate events relating to the issuer of that basket stock. See "Basket stocks" below.

Payment at maturity           At maturity, you will receive for each $10
                              principal amount of PLUS that you hold an amount in cash based upon the final average basket value, determined as follows:

                                     Initial Basket Value   =  $10

                                Final Average Basket Value  =  the arithmetic
                                                               average of the
                                                               basket values
                                                               over three
                                                               trading days
                                                               commencing
                                                               September 23,
                                                               2004, which we
                                                               refer to as
                                                               basket valuation
                                                               dates

                                              Basket Value  =  the sum of the
                                                               products of the
                                                               closing price
                                                               and the exchange
                                                               ratio for each
                                                               basket stock on
                                                               the basket
                                                               valuation dates

                              o If the final average basket value is greater than the initial basket value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                     $10  +  leveraged upside payment,

                                   subject to a maximum total payment at
                                   maturity equal to $12.50, or 125% of the issue price,

                                   where,

                                     leveraged upside payment = ($10 x 300% x basket percent increase)

                                   and

                                                               final average basket value - initial basket value
                                     basket percent increase = -------------------------------------------------
                                                                             initial basket value

                              o If the final average basket value is less than or equal to the initial basket value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                     $10  x  basket performance factor

                                   where,

                                                            final average basket value
                                     basket performance  =  --------------------------
                                        factor                 initial basket value

                                   Because the basket performance factor will be less than or equal to 1.0, this payment will be less than or equal to $10.

                              On PS-7, we have provided a graph titled
                              "Hypothetical Payouts on the PLUS at Maturity," which illustrates the performance of the PLUS at maturity assuming a variety of hypothetical final average basket values. The graph does not show every situation that may occur.

                              You can review the historical prices of each basket stock and a graph of historical basket values based on the exchange ratios determined as of July 24, 2003 in the section of this pricing supplement called "Description of PLUS--Historical Information."

                              The final average basket value will be based on the basket values on three basket valuation dates. The scheduled basket valuation dates are September 23, 2004, September 24, 2004 and September 27, 2004. If, however, a market disruption event occurs on any scheduled basket valuation date, that date will not be used as a basket valuation date and the basket valuation dates will be the first three trading days on or after September 23, 2004 on which no market disruption event occurs. If due to a market disruption event or otherwise, any basket valuation date occurs on or after September 29, 2004, the maturity date will be postponed until the second trading day following the third basket valuation date. See the section of this pricing supplement called "Description of PLUS--Maturity Date."

                              Investing in the PLUS is not equivalent to investing in the basket or any of the individual basket stocks.

Your return on the PLUS       The return investors realize on the PLUS is
is limited by the maximum     limited by the maximum payment at maturity. The
payment at maturity           maximum payment at maturity of each PLUS is
                              $12.50, or 125% of the issue price. Because you will not receive more than the maximum payment at maturity, the effect of the leveraged upside payment will be reduced as the final average basket value exceeds 108.333% of the initial basket value. See "Hypothetical Payouts on the PLUS at Maturity" on PS-7.

Basket stocks                 The basket is composed of the common stocks of
                              fifteen companies in the semiconductor industry.
                              The issuers of the basket stocks include domestic and foreign entities and have varying market capitalizations. The following table sets forth the issuer of each basket stock, the ticker symbol for each basket stock, the exchange on which each basket stock is listed, the proportion of the initial basket value represented by the shares of each basket stock contained in the basket, the exchange ratio for each basket stock, the initial price of each basket stock used to calculate its exchange ratio and the value of the fractional share of each basket stock contained in the basket based upon those initial prices:

                                                                              Proportion                      Initial     Initial
                                                                              of Initial                     Price of    Value per
                                   Issuer of             Ticker                 Basket                        Basket      Basket
                                  Basket Stock           Symbol    Exchange      Value     Exchange Ratio      Stock      Stock
                                  ------------           ------    --------   ----------   --------------    --------    --------
                              Altera Corporation          ALTR       NASDAQ     1/15th       .037119525      $  17.96     $.66667
                              Analog Devices, Inc.        ADI         NYSE      1/15th       .017954933      $  37.13     $.66667
                              Applied Materials, Inc.     AMAT       NASDAQ     1/15th       .035273369      $  18.90     $.66667
                              Broadcom Corporation        BRCM       NASDAQ     1/15th       .029099374      $  22.91     $.66667
                              Intel Corporation           INTC       NASDAQ     1/15th       .027800945      $  23.98     $.66667
                              KLA-Tencor
                                 Corporation              KLAC       NASDAQ     1/15th       .012795905      $  52.10     $.66667
                              Linear Technology
                                 Corporation              LLTC       NASDAQ     1/15th       .018896447      $  35.28     $.66667
                              Maxim Integrated
                                 Products, Inc.           MXIM       NASDAQ     1/15th       .017815785      $  37.42     $.66667
                              Micron Technology, Inc.      MU         NYSE      1/15th       .044893378      $  14.85     $.66667
                              Motorola, Inc.              MOT         NYSE      1/15th       .073583517      $   9.06     $.66667
                              National Semiconductor
                                 Corporation              NSM         NYSE      1/15th       .031640563      $  21.07     $.66667
                              Novellus Systems, Inc.      NVLS       NASDAQ     1/15th       .018570102      $  35.90     $.66667
                              STMicroelectronics N.V.     STM         NYSE      1/15th       .030849915      $  21.61     $.66667
                              Texas Instruments
                                 Incorporated             TXN         NYSE      1/15th       .035517670      $  18.77     $.66667
                              Xilinx, Inc.                XLNX       NASDAQ     1/15th       .026423570      $  25.23     $.66667

                              The exchange ratio for each basket stock is a fraction of a share calculated so that each basket stock represents approximately $.66667, or one-fifteenth, of the $10 initial basket value based on the closing prices of the basket stocks on July 24, 2003, the day we offered the PLUS for initial sale to the public.

                              The exchange ratio for each basket stock will remain constant for the term of the PLUS unless adjusted for certain corporate events relating to the issuer of that basket stock. See the section of this pricing supplement called "Description of PLUS--Adjustments to the Exchange Ratios."

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley &
Calculation Agent             Co. Incorporated, which we refer to as MS & Co.,
                              to act as calculation agent for JPMorgan Chase
                              Bank, the trustee for our senior notes. As calculation agent, MS & Co. will calculate the basket value on each basket valuation date, the final average basket value and the payment to you at maturity and determine what, if any, adjustments should be made to the exchange ratios to reflect certain corporate and other events and whether a market disruption event has occurred.

Where you can find more       The PLUS are senior notes issued as part of our
information on the PLUS       Series C medium-term note program. You can find a
                              general description of our Series C medium-term note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections of the prospectus supplement called
                              "Description of Notes--Fixed Rate Notes" and
                              "--Exchangeable Notes."

                              For a detailed description of the terms of the PLUS, you should read the section of this pricing supplement called "Description of PLUS." You should also read about some of the risks involved in investing in PLUS in the section of this pricing supplement called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the PLUS may differ from that of investments in ordinary debt securities or common stock. See the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the PLUS.

How to reach us               You may contact your local Morgan Stanley branch
                              office or our principal executive offices at 1585
                              Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                  HYPOTHETICAL PAYOUTS ON THE PLUS AT MATURITY

     For each PLUS, the following graph illustrates the payout on the PLUS at maturity for a range of hypothetical final average basket values. The PLUS Zone illustrates the leveraging effect of the payment of the leveraged upside payment taking into account the maximum payment at maturity. The graph is based on the following terms:

     o    Issue Price per PLUS: $10.00

     o    Initial Basket Value: $10.00

     o    Maximum Payment at Maturity: $12.50 (125% of the Issue Price)

     Where the final average basket value is greater than the initial basket value, the payouts on the PLUS at maturity reflected in the graph below are equal to $10 plus the leveraged upside payment, subject to the maximum payment at maturity. Where the final average basket value is less than or equal to the initial basket value, the payouts on the PLUS at maturity reflected in the graph below are equal to $10 multiplied by the basket performance factor.

     Because you will not receive more than the maximum payment at maturity, you will realize the maximum leveraged upside payment at a final average basket value of approximately 108.33% of the initial basket value, or approximately $10.83 in the example below. In addition, you will not share in the performance of the basket at final average basket values above 125% of the initial basket value, or $12.50 in the example below.


                               [GRAPHIC OMITTED]

                                  RISK FACTORS

     This section describes the most significant risks relating to the PLUS. You should carefully consider whether the PLUS are suited to your particular circumstances before you decide to purchase them.

PLUS do not pay interest or   The terms of the PLUS differ from those of
guarantee return of           ordinary debt securities in that we will not pay
principal                     you interest on the PLUS or guarantee to pay you
                              the principal amount of the PLUS at maturity.
                              Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the final average basket value. If the final average basket value is greater than the initial basket value, you will receive an amount in cash equal to $10 plus the leveraged upside payment, subject to a maximum total payment at maturity equal to $12.50, or 125% of the issue price. If the final average basket value is less than the initial basket value, you will receive an amount in cash that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the basket. See "Hypothetical
                              Payouts on the PLUS at Maturity" on PS-7.

Your appreciation             The appreciation potential of the PLUS is limited
potential is limited          by the maximum payment at maturity of $12.50 per
                              PLUS, or 125% of the issue price. As a result, you will not share in any appreciation of the basket above 125% of the value of the basket on July 24, 2003, the day we offered the PLUS for initial sale to the public. In addition, because you will not receive more than the maximum payment at maturity, the effect of the leveraged upside payment will be reduced as the final average basket value exceeds 108.333% of the initial basket value. See "Hypothetical Payouts on the PLUS at Maturity" on PS-7.

Secondary trading             There may be little or no secondary market for
may be limited                the PLUS. Although the PLUS have been approved
                              for listing on the American Stock Exchange LLC, which we refer to as the AMEX, it is not possible to predict whether the PLUS will trade in the secondary market. Even if there is a secondary market, it may not provide significant liquidity.
                              MS & Co. currently intends to act as a market maker for the PLUS but is not required to do so.

Market price of the           Several factors, many of which are beyond our
PLUS will be influenced       control, will influence the value of the PLUS. We
by many unpredictable         expect that generally the value of the basket
factors                       stocks on any day will affect the value of the
                              PLUS more than any other single factor. However, because the PLUS may pay a leveraged upside payment, and because the PLUS are subject to a maximum payment at maturity, the PLUS will trade differently from the basket stocks. Other factors that may influence the value of the PLUS include:

                                 o    the market price and relative
                                      performance of each of the basket stocks at any time and, in particular, on the specified basket valuation dates

                                 o    the volatility (frequency and magnitude
                                      of changes in value) of each of the
                                      basket stocks

                                 o    the dividend rate on each of the basket
                                      stocks

                                 o    geopolitical conditions and economic,
                                      financial, political, regulatory or
                                      judicial events that affect the basket
                                      stocks or stock markets generally and
                                      which may affect the final average
                                      basket value

                                 o    interest and yield rates in the market

                                 o    the time remaining until the PLUS mature

                                 o    our creditworthiness

                                 o    the occurrence of certain events
                                      affecting a particular basket stock that may or may not require an adjustment to its exchange ratio or to the basket

                              Some or all of these factors will influence the price you will receive if you sell your PLUS prior to maturity. For example, you may have to sell your PLUS at a substantial discount from the principal amount if the basket value is at or below $10.

Changes in the value of one   Price movements in the basket stocks may not
or more of the basket stocks  correlate with each other. At a time when the
may offset each other         value of one or more of the basket stocks
                              increases, the value of one or more of the other basket stocks may not increase as much or may even decline in value. Therefore, in calculating the basket value on a basket valuation date, increases in the value of one or more of the basket stocks may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket stocks. You can review the historical prices of each of the basket stocks for each calendar quarter in the period from January 1, 2000 through July 24, 2003 and a chart of historical basket values for the period from July 24, 1998 through July 24, 2003 in this pricing supplement under "Description of PLUS--Historical Information." You cannot predict the future performance of any of the basket stocks or of the basket as a whole, or whether increases in the prices of any of the basket stocks will be offset by decreases in the prices of other basket stocks, based on historical performance. In addition, there can be no assurance that the final average basket value will be higher than $10 so that you will receive at maturity an amount in excess of the principal amount of the PLUS.

There are risks associated    The performance of the PLUS is dependent upon the
with a sector investment      performance of fifteen issuers in a particular
                              sector of the economy--namely, the semiconductor industry. Consequently, the value of the PLUS may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence than an investment in a more broadly diversified group of issuers.

Basket stock prices are       The trading prices of common stocks of companies
extremely volatile            in the semiconductor industry have been and are
                              likely to continue to be extremely volatile.
                              Fluctuations in the trading prices of the basket stocks may result in a significant disparity between the value of the basket stocks on any or all of the basket valuation dates and the overall performance of the basket stocks over the term of the PLUS.

Several factors have had,     Factors that contribute to the sales and
and may in the future have,   profitability of companies in the semiconductor
a negative effect on the      industry include:
sales and profitability
of companies in the              o     the ability to obtain financing on
semiconductor industry                 acceptable terms

                                 o     the demand for end-user products

                                 o     the ability to maintain or increase
                                       market share, which is dependent on the
                                       timely introduction and market
                                       acceptance of new products

                                 o the success or failure of other lines of business in which a company may be engaged

                                 o     the highly cyclical nature of the
                                       semiconductor industry

                                 o     the ability of a limited customer base
                                       to adapt to new technologies

                                 o     the timely supply of quality parts and
                                       materials from a single or limited
                                       number of suppliers

                                 o     the maintenance and continued
                                       modification of manufacturing processes
                                       that are highly complex, costly and
                                       potentially vulnerable to impurities and other disruptions that can significantly increase costs and delay product shipments to customers

                                 o the intensely competitive environment of the semiconductor industry and the ability of a company to establish a customer base that uses its technologies

                                 o     the ability to integrate any
                                       acquisitions

                                 o     the exposure of a company's
                                       international operations to risks
                                       associated with instability and changes
                                       in economic and political conditions,
                                       foreign currency fluctuations, changes
                                       in foreign regulations and other risks
                                       inherent to international business

                                 o     the ability to protect proprietary
                                       rights

                                 o     the ability to continue to attract and
                                       retain highly skilled technical and
                                       managerial personnel to develop and
                                       generate business

The basket stocks are not     Although the issuers of the basket stocks have
necessarily representative    varying market capitalizations, the performance
of the semiconductor          of the basket may not correlate with the
industry                      performance of the entire industry. The basket
                              may decline in value even if the industry as a whole rises in value. Furthermore, one or more of the issuers of the basket stocks may engage in new lines of business or cease to be involved in the semiconductor industry. Subject to antidilution adjustments for specific corporate events relating to a particular issuer, the basket is a static basket, and the basket stocks will not vary even if one or more of the issuers are no longer involved in the semiconductor industry.

Industry consolidation and    If the issuer of a basket stock is acquired in a
other corporate events may    stock-for-stock transaction, the acquiring
alter the composition of the  company will assume that basket stock's place in
basket                        the basket, including if the acquiror is already
                              in the basket. Consequently, consolidation among issuers of the basket stocks will result in an increased weighting for the surviving company.
                              The effect on the basket and the exchange ratios of consolidation transactions and other reorganization events with respect to the basket stocks is described in paragraph 5 under "Description of PLUS--Adjustments to the Exchange
                              Ratios."

Morgan Stanley is not         We are not affiliated with any of the issuers of
affiliated with the issuers   the basket stocks and the issuers of the basket
of the basket stocks          stocks are not involved in the offering of the
                              PLUS in any way. Consequently, we have no ability to control the actions of the issuers of the basket stocks, including any corporate actions of the type that would require the calculation agent to adjust the exchange ratios of the basket stocks. The issuers of the basket stocks have no obligation to consider your interest as an investor in the PLUS in taking any corporate actions that might affect the value of your PLUS.
                              None of the money you pay for the PLUS will go to the issuers of the basket stocks.

Morgan Stanley may engage     We or our affiliates may presently or from time
in business with or           to time engage in business with one or more of
involving one or more of      the issuers of the basket stocks without regard
the issuers of the basket     to your interests, including extending loans to,
stocks without regard to      or making equity investments in, one or more of
your interests                the issuers of the basket stocks or their
                              affiliates or subsidiaries or providing advisory services to one or more of the issuers of the basket stocks, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket stocks. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the basket stocks. The basket was compiled independently of any research recommendations and may not be consistent with such recommendations. The basket currently includes stocks that we or our affiliates recommend as overweight or equal-weight in our research reports, as well as stocks that we or our affiliates do not cover in our research reports. Furthermore, the composition of the basket will not be affected by any change that we or our affiliates may make in our recommendations or decisions to begin or discontinue coverage of any of the issuers of the basket stocks in our research reports.

You have no                   Investing in the PLUS is not equivalent to
shareholder rights            investing in the basket stocks. As an investor in
                              the PLUS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the basket stocks.

The antidilution adjustments  MS & Co., as calculation agent, will adjust the
the calculation agent is      exchange ratio for a basket stock for certain
required to make do not       events affecting the basket stock, such as stock
cover every corporate event   splits and stock dividends, and certain other
that can affect the basket    corporate actions involving the issuer of the
stocks                        basket stock, such as mergers. However, the
                              calculation agent will not make an adjustment for every corporate event that can affect the basket stocks. For example, the calculation agent will not make any adjustments if the issuer of a basket stock or anyone else makes a partial tender or partial exchange offer for that basket stock. If an event occurs that does not require the calculation agent to adjust the exchange ratio, the market price of the PLUS may be materially and adversely affected.

Adverse economic interests    Because the calculation agent, MS & Co., is our
of the calculation agent      affiliate, the economic interests of the
and its affiliates may        calculation agent and its affiliates may be
affect determinations         adverse to your interests as an investor in the
                              PLUS. As calculation agent, MS & Co. will calculate the final average basket value and determine what adjustments should be made, if any, to the exchange ratio for each basket stock to reflect certain corporate and other events and whether a market disruption event has occurred.
                              Determinations made by MS&Co., in its capacity as calculation agent, including adjustments to the exchange ratios, may affect the payout to you at maturity. See the sections of this pricing supplement called "Description of PLUS--Market
                              Disruption Event" and "--Adjustments to the Exchange Ratios."

Hedging and trading           MS & Co. and other affiliates of ours have
activity by the calculation   carried out, and will continue to carry out,
agent and its affiliates      hedging activities related to the PLUS, including
could potentially affect      trading in the basket stocks as well as in other
the price of the basket       instruments related to the basket stocks or the
stocks                        semiconductor industry. MS & Co. and some of our
                              other subsidiaries also trade the basket stocks and other financial instruments related to the basket stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities as of the date of this pricing supplement could potentially have increased the price of the basket stocks, and, therefore, the prices at which the basket stocks, on average, must close on the basket valuation dates before you would receive at maturity a payment that exceeds the principal amount of the PLUS. Additionally, such hedging or trading activities during the valuation period at maturity of the PLUS could potentially affect the value of the basket stocks on the basket valuation dates and, accordingly, the amount of cash you will receive at maturity.

Because the characterization You should also consider the U.S. federal income of the PLUS for U.S. federal tax consequences of investing in the PLUS. There
income tax purposes is        is no direct legal authority as to the proper tax
uncertain, the material U.S.  treatment of the PLUS, and therefore significant
federal income tax            aspects of their tax treatment are uncertain.
consequences of an            Pursuant to the terms of the PLUS, you have
investment in the PLUS are    agreed with us to treat a PLUS as a single
uncertain                     financial contract, as described in the section
                              of this pricing supplement called "Description of PLUS--United States Federal Income
                              Taxation--General." If the Internal Revenue
                              Service (the "IRS") were successful in asserting an alternative characterization for the PLUS, the timing and character of income or loss with respect to the PLUS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called
                              "Description of PLUS--United States Federal
                              Income Taxation." You are urged to consult your own tax advisor regarding all aspects of the U.S.
                              federal income tax consequences of investing in the PLUS.

                              DESCRIPTION OF PLUS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "PLUS" refers to each $10 principal amount of our PLUS due September 30, 2004, Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value of Common Stock of Fifteen Companies in the Semiconductor Industry. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Aggregate Principal Amount............  $12,500,000

Original Issue Date (Settlement Date).  July 29, 2003

Maturity Date.........................  September 30, 2004, subject to extension in accordance with the
                                        following paragraph in the event of a
                                        Market Disruption Event on any Basket
                                        Valuation Date.

                                        If due to a Market Disruption Event or
                                        otherwise, any Basket Valuation Date
                                        occurs on or after September 29, 2004,
                                        the Maturity Date will be the second
                                        Trading Day following the final Basket
                                        Valuation Date. See "--Basket Valuation
                                        Dates" below.

Issue Price...........................  $10 per PLUS

Denominations.........................  $10 and integral multiples thereof

CUSIP.................................  61748A882

Interest Rate.........................  None

Specified Currency....................  U.S. dollars

Payment at Maturity...................  At maturity, upon delivery of the PLUS to the Trustee, we will pay with
                                        respect to the $10 principal amount of
                                        each PLUS an amount in cash equal to
                                        (i) if the Final Average Basket Value
                                        is greater than the Initial Basket
                                        Value, the lesser of (a) $10 plus the
                                        Leveraged Upside Payment and (b) the
                                        Maximum Payment at Maturity or (ii) if
                                        the Final Average Basket Value is less
                                        than or equal to the Initial Basket
                                        Value, $10 times the Basket Performance
                                        Factor.

                                        We shall, or shall cause the
                                        Calculation Agent to, (i) provide
                                        written notice to the Trustee and to
                                        the Depositary, which we refer to as
                                        DTC, of the amount of cash to be
                                        delivered with respect to the $10
                                        principal amount of each PLUS, on or
                                        prior to 10:30 a.m. on the Trading Day
                                        preceding the Maturity Date (but if
                                        such Trading Day is not a Business Day,
                                        prior to the close of business on the
                                        Business Day preceding the Maturity
                                        Date), and (ii) deliver the aggregate
                                        cash amount due with respect to the
                                        PLUS to the Trustee for delivery to
                                        DTC, as holder of the PLUS, on the
                                        Maturity Date. We expect such amount of
                                        cash will be distributed to investors
                                        on the Maturity Date in accordance with
                                        the standard rules and procedures of
                                        DTC and its direct and indirect
                                        participants. See "--Book Entry Note or
                                        Certificated

                                        Note" below, and see "The Depositary"
                                        in the accompanying prospectus
                                        supplement.

Leveraged Upside Payment .............  The product of (i) $10 and (ii) 300%
                                        and (iii) the Basket Percent Increase.

Maximum Payment at Maturity...........  $12.50

Basket Stocks.........................  The Basket Stocks are the stocks of the fifteen issuers set forth in the table
                                        below. The table also indicates the
                                        ticker symbol for each Basket Stock,
                                        the exchange on which each Basket Stock
                                        is listed, the proportion of the
                                        Initial Basket Value represented by the
                                        shares of each Basket Stock contained
                                        in the Basket, the Exchange Ratio with
                                        respect to each Basket Stock, the
                                        initial price of each Basket Stock used
                                        to calculate its Exchange Ratio and the
                                        value of the fractional share of each
                                        Basket Stock contained in the Basket
                                        based upon those initial prices.

                                                                                       Proportion               Initial     Initial
                                                                                       of Initial               Price of   Value per
                                        Issuer of                 Ticker                 Basket     Exchange     Basket      Basket
                                        Basket Stock              Symbol    Exchange     Value       Ratio       Stock       Stock
                                        ------------             --------   --------   ----------  ----------   --------   --------
                                        Altera Corporation         ALTR      NASDAQ      1/15th    .037119525   $  17.96    $.66667
                                        Analog Devices, Inc.        ADI       NYSE       1/15th    .017954933   $  37.13    $.66667
                                        Applied Materials, Inc.    AMAT      NASDAQ      1/15th    .035273369   $  18.90    $.66667
                                        Broadcom Corporation       BRCM      NASDAQ      1/15th    .029099374   $  22.91    $.66667
                                        Intel Corporation          INTC      NASDAQ      1/15th    .027800945   $  23.98    $.66667
                                        KLA-Tencor Corporation     KLAC      NASDAQ      1/15th    .012795905   $  52.10    $.66667
                                        Linear Technology
                                          Corporation              LLTC      NASDAQ      1/15th    .018896447   $  35.28    $.66667
                                        Maxim Integrated
                                          Products, Inc.           MXIM      NASDAQ      1/15th    .017815785   $  37.42    $.66667
                                        Micron Technology, Inc.     MU        NYSE       1/15th    .044893378   $  14.85    $.66667
                                        Motorola, Inc.              MOT       NYSE       1/15th    .073583517   $   9.06    $.66667
                                        National Semiconductor
                                          Corporation               NSM       NYSE       1/15th    .031640563   $  21.07    $.66667
                                        Novellus Systems, Inc.     NVLS      NASDAQ      1/15th    .018570102   $  35.90    $.66667
                                        STMicroelectronics N.V.     STM       NYSE       1/15th    .030849915   $  21.61    $.66667
                                        Texas Instruments
                                          Incorporated              TXN       NYSE       1/15th    .035517670   $  18.77    $.66667
                                        Xilinx, Inc.               XLNX      NASDAQ      1/15th    .026423570   $  25.23    $.66667

Basket................................  The Basket is initially composed of the common stock of fifteen companies in
                                        the semiconductor industry and consists
                                        of a number of shares of each Basket
                                        Stock equal to the Exchange Ratio with
                                        respect to such Basket Stock. On the
                                        date of this pricing supplement, the
                                        Basket is equally weighted among the
                                        Basket Stocks. The issuers of the
                                        Basket Stocks include domestic and
                                        foreign entities and have varying
                                        market capitalizations.

                                        The Exchange Ratio for each Basket
                                        Stock is a fraction of a share
                                        calculated so that each Basket Stock
                                        represents approximately $.66667, or
                                        one-fifteenth, of the Initial Basket
                                        Value based on the initial prices of
                                        the Basket Stocks used to calculate the
                                        Exchange Ratios for the Basket Stocks.

Exchange Ratio........................  The Exchange Ratio for each Basket
                                        Stock is set forth in the table under
                                        "--Basket Stocks" above and will remain
                                        constant for the term of the PLUS,
                                        subject to adjustment for certain
                                        corporate and other events relating to
                                        the issuer of that Basket Stock. See
                                        "--Adjustments to the Exchange Ratios"
                                        below.

Basket Percent Increase...............  A fraction, the numerator of which is the Final Average Basket Value minus
                                        the Initial Basket Value and the
                                        denominator of which is the Initial
                                        Basket Value.

Basket Performance Factor.............  A fraction, the numerator of which is the Final Average Basket Value and the
                                        denominator of which is the Initial
                                        Basket Value.

Final Average Basket Value............  The arithmetic average of the Basket
                                        Values on each of the Basket Valuation
                                        Dates.

Basket Valuation Dates................  September 23, 2004, September 24, 2004
                                        and September 27, 2004; provided that
                                        if any such date is not a Trading Day
                                        or if there is a Market Disruption
                                        Event on any such date, the Basket
                                        Valuation Dates will be the first three
                                        Trading Days occurring on or after
                                        September 23, 2004 on which no Market
                                        Disruption Event occurs.

Initial Basket Value..................  $10

Basket Value..........................  The Basket Value on any date equals the sum of the products of the Market Price
                                        and the Exchange Ratio for each Basket
                                        Stock, each determined as of such date
                                        by the Calculation Agent.

Market Price..........................  If a Basket Stock (or any other security for which a Market Price must
                                        be determined) is listed on a national
                                        securities exchange, is a security of
                                        the Nasdaq National Market or is
                                        included in the OTC Bulletin Board
                                        Service ("OTC Bulletin Board") operated
                                        by the National Association of
                                        Securities Dealers, Inc. (the "NASD"),
                                        the Market Price for one share of such
                                        Basket Stock (or one unit of any such
                                        other security) on any Trading Day
                                        means (i) the last reported sale price,
                                        regular way, of the principal trading
                                        session on such day on the principal
                                        United States securities exchange
                                        registered under the Securities
                                        Exchange Act of 1934, as amended (the
                                        "Exchange Act"), on which such Basket
                                        Stock (or any such other security) is
                                        listed or admitted to trading (which
                                        may be the Nasdaq National Market if it
                                        is then a national securities exchange)
                                        or (ii) if not listed or admitted to
                                        trading on any such securities exchange
                                        or if such last reported sale price is
                                        not obtainable (even if such Basket
                                        Stock (or such other security) is
                                        listed or admitted to trading on such
                                        securities exchange), the last reported
                                        sale price of the principal trading
                                        session on the over-the-counter market
                                        as reported on the Nasdaq National
                                        Market (if it is not then a national
                                        securities exchange) or OTC Bulletin
                                        Board on such day. If the last reported
                                        sale price of the principal trading
                                        session is not available pursuant to
                                        clause (i) or (ii) of the preceding
                                        sentence because of a Market Disruption
                                        Event or
                                        otherwise, the Market Price for any
                                        Trading Day shall be the mean, as
                                        determined by the Calculation Agent, of
                                        the bid prices for such Basket Stock
                                        (or any such other security) obtained
                                        from as many dealers in such security,
                                        but not exceeding three, as will make
                                        such bid prices available to the
                                        Calculation Agent. Bids of MS & Co. or
                                        any of its affiliates may be included
                                        in the calculation of such mean, but
                                        only to the extent that any such bid is
                                        the highest of the bids obtained. A
                                        "security of the Nasdaq National
                                        Market" shall include a security
                                        included in any successor to such
                                        system, and the term "OTC Bulletin
                                        Board Service" shall include any
                                        successor service thereto.

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange (the "NYSE"), the AMEX, the
                                        Nasdaq National Market, the Chicago
                                        Mercantile Exchange and the Chicago
                                        Board of Options Exchange and in the
                                        over-the-counter market for equity
                                        securities in the United States.

Book Entry Note or Certificated Note..  Book Entry. The PLUS will be issued in the form of one or more fully
                                        registered global securities which will
                                        be deposited with, or on behalf of, DTC
                                        and will be registered in the name of a
                                        nominee of DTC. DTC will be the only
                                        registered holder of the PLUS. Your
                                        beneficial interest in the PLUS will be
                                        evidenced solely by entries on the
                                        books of the securities intermediary
                                        acting on your behalf as a direct or
                                        indirect participant in DTC. In this
                                        pricing supplement, all references to
                                        payments or notices to you will mean
                                        payments or notices to DTC, as the
                                        registered holder of the PLUS, for
                                        distribution to participants in
                                        accordance with DTC's procedures. For
                                        more information regarding DTC and book
                                        entry notes, please read "The
                                        Depositary" in the accompanying
                                        prospectus supplement and "Form of
                                        Securities--Global Securities--
                                        Registered Global Securities" in the
                                        accompanying prospectus.

Senior Note or Subordinated Note......  Senior

Trustee...............................  JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent.................................  MS & Co.

Calculation Agent.....................  MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        All calculations with respect to the
                                        Payment at Maturity, if any, will be
                                        rounded to the nearest one
                                        hundred-thousandth, with five
                                        one-millionths rounded upward (e.g.,
                                        .876545 would be rounded to .87655);
                                        all dollar amounts related to
                                        determination of the
                                        amount of cash payable per PLUS will be
                                        rounded to the nearest ten-thousandth,
                                        with five one hundred-thousandths
                                        rounded upwards (e.g., .76545 would be
                                        rounded up to .7655); and all dollar
                                        amounts paid on the aggregate number of
                                        PLUS will be rounded to the nearest
                                        cent, with one-half cent rounded
                                        upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an investor in the PLUS,
                                        including with respect to certain
                                        determinations and judgments that the
                                        Calculation Agent must make in
                                        determining the Final Average Basket
                                        Value, what adjustments should be made,
                                        if any, to the Exchange Ratio with
                                        respect to a Basket Stock or whether a
                                        Market Disruption Event has occurred.
                                        See "--Market Disruption Event" and
                                        "--Adjustments to the Exchange Ratios"
                                        below. MS & Co. is obligated to carry
                                        out its duties and functions as
                                        Calculation Agent in good faith and
                                        using its reasonable judgment.

Market Disruption Event...............  "Market Disruption Event" means the occurrence or existence of any of the
                                        following events with respect to any
                                        Basket Stock:

                                            (i) a suspension, absence or
                                            material limitation of trading of
                                            such Basket Stock on the primary
                                            market for such Basket Stock for
                                            more than two hours of trading or
                                            during the one-half hour period
                                            preceding the close of the
                                            principal trading session in such
                                            market; or a breakdown or failure
                                            in the price and trade reporting
                                            systems of the primary market for
                                            such Basket Stock as a result of
                                            which the reported trading prices
                                            for such Basket Stock during the
                                            last one-half hour preceding the
                                            close of the principal trading
                                            session in such market are
                                            materially inaccurate; or the
                                            suspension, absence or material
                                            limitation of trading on the
                                            primary market for trading in
                                            options contracts related to such
                                            Basket Stock, if available, during
                                            the one-half hour period preceding
                                            the close of the principal trading
                                            session in the applicable market,
                                            in each case as determined by the
                                            Calculation Agent in its sole
                                            discretion; and

                                            (ii) a determination by the
                                            Calculation Agent in its sole
                                            discretion that any event described
                                            in clause (i) above materially
                                            interfered with the ability of
                                            Morgan Stanley or any of its
                                            affiliates to unwind or adjust all
                                            or a material portion of the hedge
                                            position in such Basket Stock with
                                            respect to the PLUS.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant
                                        exchange, (2) a decision to permanently
                                        discontinue trading in the relevant
                                        options contract will not constitute a

                                        Market Disruption Event, (3)
                                        limitations pursuant to NYSE Rule 80A
                                        (or any applicable rule or regulation
                                        enacted or promulgated by the NYSE, any
                                        other self-regulatory organization or
                                        the Securities and Exchange Commission
                                        of scope similar to NYSE Rule 80A as
                                        determined by the Calculation Agent) on
                                        trading during significant market
                                        fluctuations will constitute a
                                        suspension, absence or material
                                        limitation of trading, (4) a suspension
                                        of trading in options contracts on any
                                        Basket Stock by the primary securities
                                        market trading in such options, if
                                        available, by reason of (x) a price
                                        change exceeding limits set by such
                                        securities exchange or market, (y) an
                                        imbalance of orders relating to such
                                        contracts or (z) a disparity in bid and
                                        ask quotes relating to such contracts
                                        will constitute a suspension, absence
                                        or material limitation of trading in
                                        options contracts related to such
                                        Basket Stock and (5) a suspension,
                                        absence or material limitation of
                                        trading on the primary securities
                                        market on which options contracts
                                        related to any Basket Stock are traded
                                        will not include any time when such
                                        securities market is itself closed for
                                        trading under ordinary circumstances.

Alternate Exchange Calculation
in Case of an Event of Default........  In case an event of default with respect to the PLUS shall have occurred
                                        and be continuing, the amount declared
                                        due and payable per PLUS upon any
                                        acceleration of the PLUS shall be
                                        determined by the Calculation Agent and
                                        shall be an amount in cash equal to the
                                        Payment at Maturity calculated using
                                        the Basket Value as of the date of
                                        acceleration as the Final Average
                                        Basket Value.

                                        If the maturity of the PLUS is
                                        accelerated because of an event of
                                        default as described above, we shall,
                                        or shall cause the Calculation Agent
                                        to, provide written notice to the
                                        Trustee at its New York office, on
                                        which notice the Trustee may
                                        conclusively rely, and to DTC of the
                                        aggregate cash amount due with respect
                                        to the PLUS as promptly as possible and
                                        in no event later than two Business
                                        Days after the date of acceleration.

Adjustments to the Exchange Ratios....  The Exchange Ratio with respect to a
                                        Basket Stock will be adjusted as
                                        follows:

                                        1. If a Basket Stock is subject to a
                                        stock split or reverse stock split,
                                        then once such split has become
                                        effective, the Exchange Ratio for such
                                        Basket Stock will be adjusted to equal
                                        the product of the prior Exchange Ratio
                                        and the number of shares issued in such
                                        stock split or reverse stock split with
                                        respect to one share of such Basket
                                        Stock.

                                        2. If a Basket Stock is subject (i) to
                                        a stock dividend (issuance of
                                        additional shares of such Basket Stock)
                                        that is given ratably to all holders of
                                        shares of such Basket Stock or (ii) to
                                        a distribution of such Basket Stock as
                                        a result of the triggering of any
                                        provision of the corporate charter of
                                        the issuer of such Basket Stock, then
                                        once the dividend has been declared and
                                        the

                                        Basket Stock is trading ex-dividend,
                                        the Exchange Ratio for such Basket
                                        Stock will be adjusted so that the new
                                        Exchange Ratio shall equal the prior
                                        Exchange Ratio plus the product of (i)
                                        the number of shares issued with
                                        respect to one share of such Basket
                                        Stock and (ii) the prior Exchange Ratio
                                        for such Basket Stock.

                                        3. There will be no adjustments to any
                                        Exchange Ratio to reflect cash
                                        dividends or other distributions paid
                                        with respect to a Basket Stock other
                                        than distributions described in clauses
                                        (i), (iv) and (v) of paragraph 5 below
                                        and Extraordinary Dividends as
                                        described below. A cash dividend or
                                        other distribution with respect to a
                                        Basket Stock will be deemed to be an
                                        "Extraordinary Dividend" if such
                                        dividend or other distribution exceeds
                                        the immediately preceding
                                        non-Extraordinary Dividend for such
                                        Basket Stock by an amount equal to at
                                        least 10% of the Market Price of such
                                        Basket Stock (as adjusted for any
                                        subsequent corporate event requiring an
                                        adjustment hereunder, such as a stock
                                        split or reverse stock split) on the
                                        Trading Day preceding the "ex-dividend
                                        date" (that is, the day on and after
                                        which transactions in such Basket Stock
                                        on the primary United States organized
                                        securities exchange or trading system
                                        for such Basket Stock no longer carry
                                        the right to receive that cash dividend
                                        or other cash distribution) for the
                                        payment of such Extraordinary Dividend.
                                        If an Extraordinary Dividend occurs
                                        with respect to a Basket Stock, the
                                        Exchange Ratio with respect to such
                                        Basket Stock will be adjusted on the
                                        ex-dividend date with respect to such
                                        Extraordinary Dividend so that the new
                                        Exchange Ratio will equal the product
                                        of (i) the then current Exchange Ratio
                                        and (ii) a fraction, the numerator of
                                        which is the Market Price of the Basket
                                        Stock on the Trading Day preceding the
                                        ex-dividend date, and the denominator
                                        of which is the amount by which the
                                        Market Price of the Basket Stock on the
                                        Trading Day preceding the ex-dividend
                                        date exceeds the Extraordinary Dividend
                                        Amount. The "Extraordinary Dividend
                                        Amount" with respect to an
                                        Extraordinary Dividend for a Basket
                                        Stock will equal (i) in the case of
                                        cash dividends or other distributions
                                        that constitute regular dividends, the
                                        amount per share of such Extraordinary
                                        Dividend minus the amount per share of
                                        the immediately preceding
                                        non-Extraordinary Dividend for such
                                        Basket Stock or (ii) in the case of
                                        cash dividends or other distributions
                                        that do not constitute regular
                                        dividends, the amount per share of such
                                        Extraordinary Dividend. To the extent
                                        an Extraordinary Dividend is not paid
                                        in cash, the value of the non-cash
                                        component will be determined by the
                                        Calculation Agent, whose determination
                                        shall be conclusive. A distribution on
                                        a Basket Stock described in clause (i),
                                        (iv) or (v) of paragraph 5 below that
                                        also constitutes an Extraordinary
                                        Dividend shall cause an adjustment to
                                        the Exchange Ratio pursuant only to
                                        clause (i), (iv) or (v) of paragraph 5,
                                        as applicable.

                                        4. If an issuer of a Basket Stock
                                        issues rights or warrants to all
                                        holders of a Basket Stock to subscribe
                                        for or purchase such Basket Stock at an
                                        exercise price per share less than the
                                        Market

                                        Price of such Basket Stock on both (i)
                                        the date the exercise price of such
                                        rights or warrants is determined and
                                        (ii) the expiration date of such rights
                                        or warrants, and if the expiration date
                                        of such rights or warrants precedes the
                                        maturity of the PLUS, then the Exchange
                                        Ratio for such Basket Stock will be
                                        adjusted to equal the product of the
                                        prior Exchange Ratio for such Basket
                                        Stock and a fraction, the numerator of
                                        which shall be the number of shares of
                                        such Basket Stock outstanding
                                        immediately prior to the issuance of
                                        such rights or warrants plus the number
                                        of additional shares of such Basket
                                        Stock offered for subscription or
                                        purchase pursuant to such rights or
                                        warrants and the denominator of which
                                        shall be the number of shares of such
                                        Basket Stock outstanding immediately
                                        prior to the issuance of such rights or
                                        warrants plus the number of additional
                                        shares of such Basket Stock which the
                                        aggregate offering price of the total
                                        number of shares of such Basket Stock
                                        so offered for subscription or purchase
                                        pursuant to such rights or warrants
                                        would purchase at the Market Price on
                                        the expiration date of such rights or
                                        warrants, which shall be determined by
                                        multiplying such total number of shares
                                        offered by the exercise price of such
                                        rights or warrants and dividing the
                                        product so obtained by such Market
                                        Price.

                                        5. Any of the following shall
                                        constitute a Reorganization Event: (i)
                                        there occurs any reclassification or
                                        change of a Basket Stock, including,
                                        without limitation, as a result of the
                                        issuance of any tracking stock by the
                                        issuer of such Basket Stock, (ii) the
                                        issuer of a Basket Stock or any
                                        surviving entity or subsequent
                                        surviving entity of the issuer of such
                                        Basket Stock (an "Issuer Successor")
                                        has been subject to a merger,
                                        combination or consolidation and is not
                                        the surviving entity, (iii) any
                                        statutory exchange of securities of the
                                        issuer of a Basket Stock or any Issuer
                                        Successor with another corporation
                                        occurs (other than pursuant to clause
                                        (ii) above), (iv) the issuer of a
                                        Basket Stock is liquidated, (v) the
                                        issuer of a Basket Stock issues to all
                                        of its shareholders equity securities
                                        of an issuer other than the issuer of
                                        such Basket Stock (other than in a
                                        transaction described in clause (ii),
                                        (iii) or (iv) above) (a "Spinoff
                                        Event") or (vi) a tender or exchange
                                        offer or going-private transaction is
                                        consummated for all the outstanding
                                        shares of such Basket Stock. If any
                                        Reorganization Event occurs, in each
                                        case as a result of which the holders
                                        of a Basket Stock are entitled to
                                        receive stock, other securities or
                                        other property or assets (including,
                                        without limitation, cash or other
                                        classes of securities of the issuer of
                                        such Basket Stock and including (x) in
                                        the case of the issuance of tracking
                                        stock, the reclassified share of the
                                        Basket Stock, (y) in the case of a
                                        Spin-off Event, the share of the Basket
                                        Stock with respect to which the
                                        spun-off security was issued and (z) in
                                        the case of any other Reorganization
                                        Event where the Basket Stock continues
                                        to be held by the holders receiving
                                        such distribution, the Basket Stock)
                                        (collectively, "Exchange Property")
                                        with respect to or in exchange for such
                                        Basket Stock, then in lieu of using the
                                        product of the Market Price and the
                                        Exchange Ratio for such Basket Stock to
                                        calculate the Basket Value on any date,
                                        the Calculation

                                        Agent will use the Exchange Property
                                        Value on such date. The Exchange
                                        Property Value at any date means (i)
                                        for any cash received per share of
                                        Basket Stock, the amount of cash
                                        received per share of Basket Stock as
                                        adjusted by the applicable Exchange
                                        Ratio for such Basket Stock on the date
                                        of such Reorganization Event, (ii) for
                                        any property other than cash or
                                        securities received in such
                                        distribution, the market value, as
                                        determined by the Calculation Agent, as
                                        of the date of receipt, of such
                                        Exchange Property received for each
                                        share of Basket Stock, as adjusted by
                                        the Exchange Ratio for such Basket
                                        Stock on the date of such
                                        Reorganization Event, (iii) for any
                                        security received in any such
                                        distribution, an amount equal to the
                                        Market Price, as of the date on which
                                        the Exchange Property Value is
                                        determined, per share of such security
                                        multiplied by the quantity of such
                                        security received for each share of
                                        Basket Stock, as adjusted by the
                                        Exchange Ratio for such Basket Stock on
                                        the date of the initial distribution of
                                        such Exchange Property (such
                                        as-adjusted quantity, a "New Exchange
                                        Ratio") and (iv) if the Exchange
                                        Property was distributed with respect
                                        to, rather than in exchange for, a
                                        Basket Stock, an amount equal to the
                                        Market Price, as of the date on which
                                        the Exchange Property Value is
                                        determined, for such Basket Stock
                                        multiplied by the Exchange Ratio as of
                                        the date on which the Exchange Property
                                        Value is determined. Holders of PLUS
                                        will not receive any interest accrued
                                        on the cash component of any Exchange
                                        Property. Any New Exchange Ratio will
                                        also be subject to the adjustments set
                                        forth in paragraphs 1 through 5 hereof.

                                        For purposes of paragraph 5 above, in
                                        the case of a consummated tender or
                                        exchange offer or going-private
                                        transaction involving Exchange Property
                                        of a particular type, Exchange Property
                                        shall be deemed to include the amount
                                        of cash or other property paid by the
                                        offeror in the tender or exchange offer
                                        with respect to such Exchange Property
                                        (in an amount determined on the basis
                                        of the rate of exchange in such tender
                                        or exchange offer or going-private
                                        transaction). In the event of a tender
                                        or exchange offer or a going-private
                                        transaction with respect to Exchange
                                        Property in which an offeree may elect
                                        to receive cash or other property,
                                        Exchange Property shall be deemed to
                                        include the kind and amount of cash and
                                        other property received by offerees who
                                        elect to receive cash.

                                        If a Market Price for a Basket Stock is
                                        no longer available for a Basket Stock
                                        for whatever reason, including the
                                        liquidation of the issuer of such
                                        Basket Stock or the subjection of such
                                        issuer to a proceeding under any
                                        applicable bankruptcy, insolvency or
                                        other similar law, then the value of
                                        such Basket Stock will equal zero for
                                        so long as no Market Price is
                                        available. There will be no
                                        substitution for any such Basket Stock.

                                        No adjustment to the Exchange Ratio of
                                        a Basket Stock will be required unless
                                        such adjustment would require a change
                                        of at least 0.1% in the Exchange Ratio
                                        of such Basket Stock then in
                                        effect. The Exchange Ratio resulting
                                        from any of the adjustments specified
                                        above will be rounded to the nearest
                                        one billionth, with five ten-billionths
                                        rounded upward. Adjustments to the
                                        Exchange Ratio of a Basket Stock will
                                        be made up to and including the final
                                        scheduled Basket Valuation Date.

                                        The Calculation Agent shall be solely
                                        responsible for the determination and
                                        calculation of any adjustments to the
                                        Exchange Ratio for a Basket Stock or
                                        method of calculating the Exchange
                                        Property Value and of any related
                                        determinations and calculations with
                                        respect to any distributions of stock,
                                        other securities or other property or
                                        assets (including cash) in connection
                                        with any corporate event described in
                                        paragraph 5 above, and its
                                        determinations and calculations with
                                        respect thereto shall be conclusive in
                                        the absence of manifest error.

                                        The Calculation Agent will provide
                                        information as to any adjustments to
                                        any Exchange Ratio upon written request
                                        by any investor in the PLUS.

Basket Stocks; Public Information.....  All the issuers of Basket Stocks are registered under the Exchange Act.
                                        Companies with securities registered
                                        under the Exchange Act are required to
                                        file periodically certain financial and
                                        other information specified by the
                                        Securities and Exchange Commission (the
                                        "Commission"). Information provided to
                                        or filed with the Commission can be
                                        inspected and copied at the public
                                        reference facilities maintained by the
                                        Commission at Room 1024, 450 Fifth
                                        Street, N.W., Washington, D.C. 20549,
                                        and copies of such material can be
                                        obtained from the Public Reference
                                        Section of the Commission, 450 Fifth
                                        Street, N.W., Washington, D.C. 20549,
                                        at prescribed rates. In addition,
                                        information provided to or filed with
                                        the Commission electronically can be
                                        accessed through a website maintained
                                        by the Commission. The address of the
                                        Commission's website is
                                        http://www.sec.gov. Information
                                        provided to or filed with the
                                        Commission by each of the issuers of
                                        the Basket Stocks pursuant to the
                                        Exchange Act can be located by
                                        reference to its respective Commission
                                        file number, set forth below. In
                                        addition, information regarding the
                                        issuers of the Basket Stocks may be
                                        obtained from other sources including,
                                        but not limited to, press releases,
                                        newspaper articles and other publicly
                                        disseminated documents. We make no
                                        representation or warranty as to the
                                        accuracy or completeness of such
                                        information.

                                        Altera Corporation designs,
                                        manufactures, and markets (1)
                                        high-performance, high-density
                                        programmable logic devices, (2)
                                        pre-defined design building blocks
                                        known as intellectual property cores
                                        and (3) associated development tools.
                                        Its Commission file number is 0-16617.

                                        Analog Devices, Inc. designs,
                                        manufactures and markets
                                        high-performance analog, mixed-signal
                                        and digital signal
                                        processing integrated circuits. Its
                                        Commission file number is 1-7819.

                                        Applied Materials, Inc. develops,
                                        manufactures, markets and services
                                        semiconductor wafer fabrication
                                        equipment for the worldwide
                                        semiconductor industry. Its Commission
                                        file number is 0-6920.

                                        Broadcom Corporation is a provider of
                                        integrated silicon solutions that
                                        enable broadband communications and
                                        networking of voice, video and data
                                        services. Its Commission file number is
                                        0-23993.

                                        Intel Corporation is a semiconductor
                                        chip maker, supplying advanced
                                        technology solutions for the computing
                                        and communications industries. Its
                                        Commission file number is 0-6217.

                                        KLA-Tencor Corporation is a supplier of
                                        process control and yield management
                                        solutions for the semiconductor and
                                        related microelectronics industries.
                                        Its Commission file number is 0-9992.

                                        Linear Technology Corporation designs,
                                        manufactures and markets a variety of
                                        standard high performance linear
                                        integrated circuits. Its Commission
                                        file number is 0-14864.

                                        Maxim Integrated Products, Inc.
                                        designs, develops, manufactures, and
                                        markets a range of linear and
                                        mixed-signal integrated circuits. Its
                                        Commission file number is 0-16538.

                                        Micron Technology, Inc. designs,
                                        develops, manufactures and markets
                                        semiconductor products. Its Commission
                                        file number is 1-10658.

                                        Motorola, Inc. is a provider of
                                        integrated communications and embedded
                                        electronic solutions. Its Commission
                                        file number is 1-7221.

                                        National Semiconductor Corporation
                                        designs, develops, manufactures and
                                        markets semiconductor products,
                                        including a broad line of analog,
                                        mixed-signal and other integrated
                                        circuits. Its Commission file number is
                                        1-6453.

                                        Novellus Systems, Inc. develops,
                                        manufactures, sells and supports
                                        systems used in the fabrication of
                                        integrated circuits. Its Commission
                                        file number is 1-17157.

                                        STMicroelectronics N.V. designs,
                                        develops, manufactures and markets a
                                        semiconductor integrated circuits used
                                        in a variety of microelectronic
                                        applications, including automotive
                                        products, computer peripherals,
                                        telecommunications systems, consumer
                                        products, industrial automation and
                                        control systems. Its Commission file
                                        number is 1-13546.

                                        Texas Instruments Incorporated is a
                                        designer and supplier of digital signal
                                        processors and analog integrated
                                        circuits. Its Commission file number is
                                        1-3761.

                                        Xilinx, Inc. designs, develops and
                                        markets complete programmable logic
                                        solutions, including advanced
                                        integrated circuits, software design
                                        tools, predefined system functions
                                        delivered as intellectual property
                                        cores, design services, customer
                                        training, field engineering and
                                        technical support. Its Commission file
                                        number is 0-18548.

                                        This pricing supplement relates only to
                                        the PLUS offered hereby and does not
                                        relate to the Basket Stocks or other
                                        securities of the issuers of the Basket
                                        Stocks. We have derived all disclosures
                                        contained in this pricing supplement
                                        regarding the issuers of the Basket
                                        Stocks from the publicly available
                                        documents described in the preceding
                                        paragraphs. Neither we nor the Agent
                                        has participated in the preparation of
                                        such documents or made any due
                                        diligence inquiry with respect to the
                                        issuers of the Basket Stocks in
                                        connection with the offering of the
                                        PLUS. Neither we nor the Agent makes
                                        any representation that such publicly
                                        available documents are or any other
                                        publicly available information
                                        regarding the issuers of the Basket
                                        Stocks is accurate or complete.
                                        Furthermore, we cannot give any
                                        assurance that all events occurring
                                        prior to the date hereof (including
                                        events that would affect the accuracy
                                        or completeness of the publicly
                                        available documents described in the
                                        preceding paragraphs) that would affect
                                        the trading prices of the Basket Stocks
                                        (and therefore the initial Exchange
                                        Ratios) have been publicly disclosed.
                                        Subsequent disclosure of any such
                                        events or the disclosure of or failure
                                        to disclose material future events
                                        concerning the issuers of the Basket
                                        Stocks could affect the payout you
                                        receive on the PLUS.

                                        Neither we nor any of our affiliates
                                        makes any representation to you as to
                                        the performance of any of the Basket
                                        Stocks or the Basket as a whole.

                                        We and/or our affiliates may presently
                                        or from time to time engage in business
                                        with the issuers of the Basket Stocks,
                                        including extending loans to, or making
                                        equity investments in, the issuers of
                                        the Basket Stocks or providing advisory
                                        services to the issuers of the Basket
                                        Stocks, such as merger and acquisition
                                        advisory services. In the course of
                                        such business, we and/or our affiliates
                                        may acquire non-public information with
                                        respect to the issuers of the Basket
                                        Stocks, and neither we nor any of our
                                        affiliates undertakes to disclose any
                                        such information to you. In addition,
                                        one or more of our affiliates may
                                        publish research reports with respect
                                        to the issuers of the Basket Stocks.
                                        The statements in the preceding two
                                        sentences are not intended
                                        to affect the rights of the investors
                                        in the PLUS under the securities laws.
                                        As a prospective investor in a PLUS,
                                        you should undertake an independent
                                        investigation of the issuers of the
                                        Basket Stocks as in your judgment is
                                        appropriate to make an informed
                                        decision with respect to an investment
                                        in the Basket Stocks.

Historical Information................  The following tables set forth the published high and low Market Prices
                                        for each Basket Stock during 2000,
                                        2001, 2002 and during 2003 through July
                                        24, 2003. The Market Price of each
                                        Basket Stock on July 24, 2003 is set
                                        forth above under "--Basket Stocks." We
                                        obtained the information in the tables
                                        below from Bloomberg Financial Markets,
                                        and we believe such information to be
                                        accurate.

                                        The historical prices of the Basket
                                        Stocks should not be taken as an
                                        indication of future performance, and
                                        no assurance can be given as to the
                                        level of the Basket Stocks on any
                                        Basket Valuation Date. The Final
                                        Average Basket Value determined over
                                        the Basket Valuation Dates may be lower
                                        than the Initial Basket Value so that
                                        you will receive less than the $10
                                        principal amount of the PLUS at
                                        maturity. We cannot give you any
                                        assurance that the Final Average Basket
                                        Value will be higher than $10. Nor can
                                        we give you any assurance that the
                                        Final Average Basket Value determined
                                        over the Basket Valuation Dates will
                                        not exceed 125% of the Initial Basket
                                        Value, in which case you will only
                                        receive the Maximum Payment at
                                        Maturity. If the Final Average Basket
                                        Value is less than the Initial Basket
                                        Value, you will lose money on your
                                        investment.

                                               Altera Corporation           High       Low     Dividends
                                        -------------------------------- ---------  ---------  ---------
                                        (CUSIP 021441100)
                                        2000
                                        First Quarter................... $  48.50   $  24.00       --
                                        Second Quarter..................    57.31      36.28       --
                                        Third Quarter...................    64.81      43.97       --
                                        Fourth Quarter..................    51.06      23.94       --
                                        2001
                                        First Quarter...................    34.31      21.44       --
                                        Second Quarter..................    30.30      19.69       --
                                        Third Quarter...................    32.88      15.77       --
                                        Fourth Quarter..................    26.98      15.38       --
                                        2002
                                        First Quarter ..................    25.48      19.07       --
                                        Second Quarter..................    24.46      13.60       --
                                        Third Quarter...................    14.80       8.67       --
                                        Fourth Quarter..................    14.98       8.82       --
                                        2003
                                        First Quarter...................    15.20      10.84       --
                                        Second Quarter..................    19.32      13.67       --
                                        Third Quarter
                                           (through July 24, 2003)......    19.87      16.91       --

                                        Historical prices with respect to the
                                        common stock of Altera Corporation have
                                        been adjusted for a 2-for-1 stock split
                                        which became effective in the third
                                        quarter of 2000.

                                              Analog Devices, Inc.          High       Low     Dividends
                                        -------------------------------- ---------  ---------  ---------
                                        (CUSIP 032654105)
                                        2000
                                        First Quarter................... $  92.00   $  42.25       --
                                        Second Quarter..................    98.00      56.00       --
                                        Third Quarter...................   101.38      58.13       --
                                        Fourth Quarter..................    92.06      44.50       --
                                        2001
                                        First Quarter...................    62.60      36.24       --
                                        Second Quarter..................    53.15      30.99       --
                                        Third Quarter...................    52.50      31.25       --
                                        Fourth Quarter..................    47.73      31.79       --
                                        2002
                                        First Quarter ..................    47.95      37.00       --
                                        Second Quarter..................    45.95      28.19       --
                                        Third Quarter...................    30.79      19.62       --
                                        Fourth Quarter..................    31.27      18.29       --
                                        2003
                                        First Quarter...................    30.87      23.04       --
                                        Second Quarter..................    39.50      26.92       --
                                        Third Quarter
                                           (through July 24, 2003)......    38.16      35.25       --

                                        Historical prices with respect to the
                                        common stock of Analog Devices, Inc.
                                        have been adjusted for a 2-for-1 stock
                                        split which became effective in the
                                        first quarter of 2000.

                                             Applied Materials, Inc.        High       Low     Dividends
                                        -------------------------------- ---------  ---------  ---------
                                        (CUSIP 038222105)
                                        2000
                                        First Quarter................... $  54.28   $  28.94       --
                                        Second Quarter..................    57.44      35.94       --
                                        Third Quarter...................    47.00      29.66       --
                                        Fourth Quarter..................    28.34      17.69       --
                                        2001
                                        First Quarter...................    26.22      19.75       --
                                        Second Quarter..................    29.37      18.91       --
                                        Third Quarter...................    25.12      13.94       --
                                        Fourth Quarter..................    22.96      13.75       --
                                        2002
                                        First Quarter ..................    27.14      19.75       --
                                        Second Quarter..................    27.76      18.76       --
                                        Third Quarter...................    19.93      11.20       --
                                        Fourth Quarter..................    17.49      10.35       --
                                        2003
                                        First Quarter...................    15.70      11.60       --
                                        Second Quarter..................    16.87      12.76       --
                                        Third Quarter
                                           (through July 24, 2003)......    19.30      16.01       --

                                        Historical prices with respect to the
                                        common stock of Applied Materials, Inc.
                                        have been adjusted for a 2-for-1 stock
                                        split which
                                        became effective in the first quarter
                                        of 2000 and for a 2-for-1 stock split
                                        which became effective in the second
                                        quarter of 2002.

                                              Broadcom Corporation          High       Low     Dividends
                                        -------------------------------- ---------  ---------  ---------
                                        (CUSIP 111320107)
                                        2000
                                        First Quarter................... $ 246.00   $ 114.94       --
                                        Second Quarter..................   219.06     118.38       --
                                        Third Quarter...................   273.63     213.06       --
                                        Fourth Quarter..................   251.75      77.50       --
                                        2001
                                        First Quarter...................   133.44      28.90       --
                                        Second Quarter..................    48.36      21.37       --
                                        Third Quarter...................    47.71      20.00       --
                                        Fourth Quarter..................    49.99      18.77       --
                                        2002
                                        First Quarter ..................    51.43      30.65       --
                                        Second Quarter..................    38.76      17.54       --
                                        Third Quarter...................    22.29      10.68       --
                                        Fourth Quarter..................    20.64       9.70       --
                                        2003
                                        First Quarter...................    19.88      12.35       --
                                        Second Quarter..................    26.77      12.40       --
                                        Third Quarter
                                           (through July 24, 2003)......    29.52      22.90       --

                                        Historical prices with respect to the
                                        common stock of Broadcom Corporation
                                        have been adjusted for a 2-for-1 stock
                                        split which became effective in the
                                        first quarter of 2000.

                                               Intel Corporation            High       Low     Dividends
                                        -------------------------------- ---------  ---------  ---------
                                        (CUSIP 458140100)
                                        2000
                                        First Quarter................... $  72.03   $  39.38    $  .015
                                        Second Quarter..................    69.50      53.03       .015
                                        Third Quarter...................    74.88      41.56       .02
                                        Fourth Quarter..................    46.69      30.06       .02
                                        2001
                                        First Quarter...................    37.81      24.63       .02
                                        Second Quarter..................    32.49      22.63       .02
                                        Third Quarter...................    32.11      19.30       .02
                                        Fourth Quarter..................    34.61      19.54       .02
                                        2002
                                        First Quarter ..................    35.79      28.55       .02
                                        Second Quarter..................    31.20      18.27       .02
                                        Third Quarter...................    19.59      13.89       .02
                                        Fourth Quarter..................    21.05      13.22       .02
                                        2003
                                        First Quarter...................    18.90      15.05       .02
                                        Second Quarter..................    22.14      16.42       .02
                                        Third Quarter
                                           (through July 24, 2003)......    25.31      21.41        --

                                        Historical prices with respect to the
                                        common stock of Intel Corporation have
                                        been adjusted for a 2-for-1 stock split
                                        which became effective in the third
                                        quarter of 2000.

                                             KLA-Tencor Corporation         High       Low     Dividends
                                        -------------------------------- ---------  ---------  ---------
                                        (CUSIP 482480100)
                                        2000
                                        First Quarter................... $  91.13   $  49.34       --
                                        Second Quarter..................    97.44      44.13       --
                                        Third Quarter...................    66.81      39.81       --
                                        Fourth Quarter..................    40.69      26.25       --
                                        2001
                                        First Quarter...................    46.06      34.13       --
                                        Second Quarter..................    60.65      32.75       --
                                        Third Quarter...................    59.45      31.57       --
                                        Fourth Quarter..................    59.96      29.31       --
                                        2002
                                        First Quarter ..................    69.47      47.86       --
                                        Second Quarter..................    68.66      43.40       --
                                        Third Quarter...................    46.30      26.63       --
                                        Fourth Quarter..................    45.80      26.15       --
                                        2003
                                        First Quarter...................    41.41      31.64       --
                                        Second Quarter..................    49.36      36.19       --
                                        Third Quarter
                                           (through July 24, 2003)......    53.41      46.50       --

                                        Historical prices with respect to the
                                        common stock of KLA-Tenor Corporation
                                        have been adjusted for a 2-for-1 stock
                                        split which became effective in the
                                        first quarter of 2000.

                                          Linear Technology Corporation     High       Low     Dividends
                                        -------------------------------- ---------  ---------  ---------
                                        (CUSIP 535678106)
                                        2000
                                        First Quarter................... $  58.06   $  36.00    $  .02
                                        Second Quarter..................    72.31      41.00       .03
                                        Third Quarter...................    72.94      50.44       .03
                                        Fourth Quarter..................    67.44      46.00       .03
                                        2001
                                        First Quarter...................    65.06      39.63       .03
                                        Second Quarter..................    58.00      33.95       .04
                                        Third Quarter...................    48.24      31.39       .04
                                        Fourth Quarter..................    44.62      30.10       .04
                                        2002
                                        First Quarter ..................    46.86      36.35       .04
                                        Second Quarter..................    45.93      28.58       .05
                                        Third Quarter...................    33.10      20.10       .05
                                        Fourth Quarter..................    34.96      19.61       .05
                                        2003
                                        First Quarter...................    34.91      25.95       .05
                                        Second Quarter..................    36.77      30.48       .06
                                        Third Quarter
                                           (through July 24, 2003)......    36.65      33.04        --

                                        Historical prices with respect to the
                                        common stock of Linear Technology
                                        Corporation have been adjusted for a
                                        2-for-1 stock split which became
                                        effective in the first quarter of 2000.

                                        Maxim Integrated Products, Inc.     High       Low     Dividends
                                        -------------------------------- ---------  ---------  ---------
                                        (CUSIP 57772K101)
                                        2000
                                        First Quarter................... $  73.69   $  47.25    $   --
                                        Second Quarter..................    75.69      50.31        --
                                        Third Quarter...................    87.69      62.19        --
                                        Fourth Quarter..................    82.06      47.75        --
                                        2001
                                        First Quarter...................    69.06      41.59        --
                                        Second Quarter..................    58.40      34.92        --
                                        Third Quarter...................    51.19      33.68        --
                                        Fourth Quarter..................    61.42      33.40        --
                                        2002
                                        First Quarter ..................    59.35      45.76        --
                                        Second Quarter..................    57.01      35.92        --
                                        Third Quarter...................    41.72      23.54       .02
                                        Fourth Quarter..................    43.38      21.35        --
                                        2003
                                        First Quarter...................    40.51      30.14       .02
                                        Second Quarter..................    41.15      33.85       .04
                                        Third Quarter
                                           (through July 24, 2003)......    38.50      34.65        --

                                             Micron Technology, Inc.        High       Low     Dividends
                                        -------------------------------- ---------  ---------  ---------
                                        (CUSIP 595112103)
                                        2000
                                        First Quarter................... $  70.50   $  29.75       --
                                        Second Quarter..................    90.81      48.03       --
                                        Third Quarter...................    96.56      46.00       --
                                        Fourth Quarter..................    46.94      28.56       --
                                        2001
                                        First Quarter...................    48.83      34.22       --
                                        Second Quarter..................    47.95      34.60       --
                                        Third Quarter...................    44.90      17.25       --
                                        Fourth Quarter..................    33.06      17.75       --
                                        2002
                                        First Quarter ..................    39.50      30.49       --
                                        Second Quarter..................    33.51      18.40       --
                                        Third Quarter...................    24.45      12.37       --
                                        Fourth Quarter..................    17.80       9.74       --
                                        2003
                                        First Quarter...................    11.00       6.76       --
                                        Second Quarter..................    13.53       8.03       --
                                        Third Quarter
                                           (through July 24, 2003)......    15.38      12.33       --

                                        Historical prices with respect to the
                                        common stock of Micron Technology, Inc.
                                        have been adjusted for a 2-for-1 stock
                                        split which became effective in the
                                        second quarter of 2000.

                                                 Motorola, Inc.             High       Low     Dividends
                                        -------------------------------- ---------  ---------  ---------
                                        (CUSIP 620076109)
                                        2000
                                        First Quarter................... $  60.21   $  39.67    $  .04
                                        Second Quarter..................    51.25      28.92       .04
                                        Third Quarter...................    39.31      28.06       .04
                                        Fourth Quarter..................    29.56      17.50       .04

                                                 Motorola, Inc.             High       Low     Dividends
                                        -------------------------------- ---------  ---------  ---------
                                        2001
                                        First Quarter...................    24.69      14.00       .04
                                        Second Quarter..................    16.60      11.50       .04
                                        Third Quarter...................    19.40      13.94       .04
                                        Fourth Quarter..................    18.60      14.80       .04
                                        2002
                                        First Quarter ..................    15.90      11.80       .04
                                        Second Quarter..................    16.95      13.44       .04
                                        Third Quarter...................    15.15      10.05       .04
                                        Fourth Quarter..................    11.70       7.77       .04
                                        2003
                                        First Quarter...................     9.93       7.71       .04
                                        Second Quarter..................     9.73       7.83       .04
                                        Third Quarter
                                           (through July 24, 2003)......    10.25       8.72       .04

                                        Historical prices with respect to the
                                        common stock of Motorola, Inc. have
                                        been adjusted for a 3-for-1 stock split
                                        which became effective in the second
                                        quarter of 2000.

                                             National Semiconductor
                                                  Corporation               High       Low     Dividends
                                        -------------------------------- ---------  ---------  ---------
                                        (CUSIP 637640103)
                                        2000
                                        First Quarter................... $  85.00   $  40.00       --
                                        Second Quarter..................    72.25      48.06       --
                                        Third Quarter...................    58.13      33.25       --
                                        Fourth Quarter..................    39.13      18.00       --
                                        2001
                                        First Quarter...................    29.65      20.06       --
                                        Second Quarter..................    31.04      21.84       --
                                        Third Quarter...................    34.95      20.63       --
                                        Fourth Quarter..................    34.60      20.85       --
                                        2002
                                        First Quarter ..................    34.87      25.05       --
                                        Second Quarter..................    36.47      27.20       --
                                        Third Quarter...................    27.33      11.69       --
                                        Fourth Quarter..................    21.05      10.51       --
                                        2003
                                        First Quarter...................    19.16      12.84       --
                                        Second Quarter..................    24.96      16.70       --
                                        Third Quarter
                                           (through July 24, 2003)......    23.43      19.58       --

                                              Novellus Systems, Inc.        High       Low     Dividends
                                        -------------------------------- ---------  ---------  ---------
                                        (CUSIP 670008101)
                                        2000
                                        First Quarter................... $  69.94   $  39.27       --
                                        Second Quarter..................    66.69      40.06       --
                                        Third Quarter...................    68.44      43.88       --
                                        Fourth Quarter..................    47.75      25.94       --
                                        2001
                                        First Quarter...................    48.38      35.13       --
                                        Second Quarter..................    58.09      33.88       --
                                        Third Quarter...................    56.66      28.00       --
                                        Fourth Quarter..................    45.50      26.40       --
                                        2002
                                        First Quarter ..................    54.14      36.23       --
                                        Second Quarter..................    53.78      31.75       --
                                        Third Quarter...................    33.43      20.77       --
                                        Fourth Quarter..................    37.43      20.00       --

                                              Novellus Systems, Inc.        High       Low     Dividends
                                        -------------------------------- ---------  ---------  ---------
                                        2003
                                        First Quarter...................    34.74      25.27       --
                                        Second Quarter..................    38.70      26.28       --
                                        Third Quarter
                                           (through July 24, 2003)......    39.51      34.55       --

                                        Historical prices with respect to the
                                        common stock of Novellus Systems, Inc.
                                        have been adjusted for a 3-for-1 stock
                                        split which became effective in the
                                        first quarter of 2000.

                                             STMicroelectronics N.V.        High       Low     Dividends
                                        -------------------------------- ---------  ---------  ---------
                                        (CUSIP 861012102)
                                        2000
                                        First Quarter................... $  72.83   $  42.10     $  --
                                        Second Quarter..................    69.25      51.58       .0225
                                        Third Quarter...................    67.88      47.75        --
                                        Fourth Quarter..................    51.94      40.75        --
                                        2001
                                        First Quarter...................    47.88      31.10        --
                                        Second Quarter..................    42.25      30.65       .03
                                        Third Quarter...................    35.20      19.00        --
                                        Fourth Quarter..................    37.89      21.75        --
                                        2002
                                        First Quarter ..................    35.61      28.02        --
                                        Second Quarter..................    34.26      21.96       .03
                                        Third Quarter...................    25.20      13.53        --
                                        Fourth Quarter..................    26.19      11.41        --
                                        2003
                                        First Quarter...................    22.40      16.85        --
                                        Second Quarter..................    23.44      18.43       .06
                                        Third Quarter
                                           (through July 24, 2003)......    23.41      20.94        --

                                        Historical prices with respect to the
                                        common shares of STMicroelectronics
                                        N.V. have been adjusted for a 3-for-1
                                        stock split which became effective in
                                        the second quarter of 2000.

                                         Texas Instruments Incorporated     High       Low     Dividends
                                        -------------------------------- ---------  ---------  ---------
                                        (CUSIP 882508104)
                                        2000
                                        First Quarter................... $  93.81   $  46.75   $ .02125
                                        Second Quarter..................    87.75      64.00     .02125
                                        Third Quarter...................    73.50      47.00     .02125
                                        Fourth Quarter..................    52.81      36.88     .02125
                                        2001
                                        First Quarter...................    52.06      29.15     .02125
                                        Second Quarter..................    41.86      37.50     .02125
                                        Third Quarter...................    38.15      21.73     .02125
                                        Fourth Quarter..................    33.88      23.14     .02125
                                        2002
                                        First Quarter ..................    35.71      25.75     .02125
                                        Second Quarter..................    34.09      22.93     .02125
                                        Third Quarter...................    25.78      14.77     .02125
                                        Fourth Quarter..................    20.27      13.23     .02125
                                        2003
                                        First Quarter...................    18.67      14.15     .02125
                                        Second Quarter..................    21.10      16.23     .02125
                                        Third Quarter
                                           (through July 24, 2003)......    19.49      17.62        --

                                        Historical prices with respect to the
                                        common stock of Texas Instruments
                                        Incorporated have been adjusted for a
                                        2-for-1 stock split which became
                                        effective in the second quarter of
                                        2000.

                                                   Xilinx, Inc.             High       Low     Dividends
                                        -------------------------------- ---------  ---------  ---------
                                        (CUSIP 983919101)
                                        2000
                                        First Quarter................... $  86.81   $  40.81       --
                                        Second Quarter..................    97.94      55.75       --
                                        Third Quarter...................    96.63      69.88       --
                                        Fourth Quarter..................    89.63      39.00       --
                                        2001
                                        First Quarter...................    57.63      35.13       --
                                        Second Quarter..................    50.00      30.38       --
                                        Third Quarter...................    43.34      21.64       --
                                        Fourth Quarter..................    42.41      22.80       --
                                        2002
                                        First Quarter ..................    45.80      34.01       --
                                        Second Quarter..................    43.84      22.43       --
                                        Third Quarter...................    23.60      14.15       --
                                        Fourth Quarter..................    24.96      13.75       --
                                        2003
                                        First Quarter ..................    27.09      18.70       --
                                        Second Quarter..................    30.51      23.49       --
                                        Third Quarter
                                           (through July 24, 2003)......    28.67      24.94       --

                                        We make no representations as to the
                                        amount of dividends, if any, that the
                                        issuers of the Basket Stocks will pay
                                        in the future. In any event, as an
                                        investor in the PLUS, you will not be
                                        entitled to receive dividends, if any,
                                        that may be payable on the Basket
                                        Stocks.

                                            Historical Basket Values Graph

                                        The following graph shows the
                                        historical daily values for a basket
                                        composed of the Basket Stocks, assuming
                                        that the Exchange Ratios had been
                                        determined so that each Basket Stock
                                        would represent $.66667 of the Basket
                                        Value of $10 on July 24, 2003. The
                                        graph covers the period from July 24,
                                        1998 through July 24, 2003. The
                                        historical performance of the Basket
                                        cannot be taken as an indication of its
                                        future performance.

                                                  [GRAPHIC OMMITTED]


Use of Proceeds and Hedging...........  The net proceeds we receive from the sale of the PLUS will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        subsidiaries in connection with hedging
                                        our obligations under the PLUS. See
                                        also "Use of Proceeds" in the
                                        accompanying prospectus.

                                        On or prior to the date of this pricing
                                        supplement, we, through our
                                        subsidiaries or others, hedged our
                                        anticipated exposure in connection with
                                        the PLUS by taking positions in the
                                        Basket Stocks. Such purchase activity
                                        could potentially have increased the
                                        prices of the Basket Stocks, and,
                                        therefore, the prices at which the
                                        Basket Stocks must close on the Basket
                                        Valuation Dates before you would
                                        receive at maturity a payment that
                                        exceeds the principal amount of the
                                        PLUS. In addition, through our
                                        subsidiaries, we are likely to modify
                                        our hedge position throughout the life
                                        of the PLUS by purchasing and selling
                                        Basket Stocks, futures or options
                                        contracts on the Basket Stocks or on
                                        the semiconductor industry that are
                                        listed on major securities markets or
                                        positions in any other available
                                        securities or instruments that we may
                                        wish to use in connection with such
                                        hedging activities, including by
                                        selling any such securities or
                                        instruments on the Basket Valuation
                                        Dates. We cannot give any assurance
                                        that our hedging activities will not
                                        affect the prices of the Basket Stocks
                                        and,
                                        therefore, adversely affect the value
                                        of the PLUS or the payment you will
                                        receive at maturity.

Supplemental Information Concerning
Plan of Distribution..................  Under the terms and subject to conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of PLUS
                                        set forth on the cover of this pricing
                                        supplement. The Agent proposes
                                        initially to offer the PLUS directly to
                                        the public at the public offering price
                                        set forth on the cover page of this
                                        pricing supplement plus accrued
                                        interest, if any, from the Original
                                        Issue Date. The Agent may allow a
                                        concession not in excess of 1.5% of the
                                        principal amount of the PLUS to other
                                        dealers, which may include Morgan
                                        Stanley & Co. International Limited and
                                        Bank Morgan Stanley AG. We expect to
                                        deliver the PLUS against payment
                                        therefor in New York, New York on July
                                        29, 2003. After the initial offering of
                                        the PLUS, the Agent may vary the
                                        offering price and other selling terms
                                        from time to time.

                                        In order to facilitate the offering of
                                        the PLUS, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        PLUS. Specifically, the Agent may sell
                                        more PLUS than it is obligated to
                                        purchase in connection with the
                                        offering, creating a naked short
                                        position in the PLUS, for its own
                                        account. The Agent must close out any
                                        naked short position by purchasing the
                                        PLUS in the open market. A naked short
                                        position is more likely to be created
                                        if the Agent is concerned that there
                                        may be downward pressure on the price
                                        of the PLUS in the open market after
                                        pricing that could adversely affect
                                        investors who purchase in the offering.
                                        As an additional means of facilitating
                                        the offering, the Agent may bid for,
                                        and purchase, PLUS or the individual
                                        Basket Stocks in the open market to
                                        stabilize the price of the PLUS. Any of
                                        these activities may raise or maintain
                                        the market price of the PLUS above
                                        independent market levels or prevent or
                                        retard a decline in the market price of
                                        the PLUS. The Agent is not required to
                                        engage in these activities, and may end
                                        any of these activities at any time.
                                        See "--Use of Proceeds and Hedging"
                                        above.

                                        General

                                        No action has been or will be taken by
                                        us, the Agent or any dealer that would
                                        permit a public offering of the PLUS or
                                        possession or distribution of this
                                        pricing supplement or the accompanying
                                        prospectus supplement or prospectus or
                                        any other offering material relating to
                                        the PLUS in any jurisdiction, other
                                        than the United States, where action
                                        for that purpose is required. No
                                        offers, sales or deliveries of the
                                        PLUS, or distribution of this pricing
                                        supplement or the accompanying
                                        prospectus supplement or prospectus or
                                        any other offering material relating to
                                        the PLUS, may be made in or from any
                                        jurisdiction except in circumstances
                                        which will result in compliance with
                                        any applicable laws and regulations and
                                        will not impose any obligations on us,
                                        the Agent or any dealer.

                                        The Agent has represented and agreed,
                                        and each dealer through which we may
                                        offer the PLUS has represented and
                                        agreed, that it (i)
                                        will comply with all applicable laws
                                        and regulations in force in each
                                        non-U.S. jurisdiction in which it
                                        purchases, offers, sells or delivers
                                        the PLUS or possesses or distributes
                                        this pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus and (ii) will obtain any
                                        consent, approval or permission
                                        required by it for the purchase, offer
                                        or sale by it of the PLUS under the
                                        laws and regulations in force in each
                                        non-U.S. jurisdiction to which it is
                                        subject or in which it makes purchases,
                                        offers or sales of the PLUS. We shall
                                        not have responsibility for the Agent's
                                        or any dealer's compliance with the
                                        applicable laws and regulations or
                                        obtaining any required consent,
                                        approval or permission.

                                        Brazil

                                        The PLUS may not be offered or sold to
                                        the public in Brazil. Accordingly, the
                                        offering of the PLUS has not been
                                        submitted to the Comissno de Valores
                                        Mobiliarios for approval. Documents
                                        relating to this offering, as well as
                                        the information contained herein and
                                        therein, may not be supplied to the
                                        public as a public offering in Brazil
                                        or be used in connection with any offer
                                        for subscription or sale to the public
                                        in Brazil.

                                        Chile

                                        The PLUS have not been registered with
                                        the Superintendencia de Valores y
                                        Seguros in Chile and may not be offered
                                        or sold publicly in Chile. No offer,
                                        sales or deliveries of the PLUS, or
                                        distribution of this pricing supplement
                                        or the accompanying prospectus
                                        supplement or prospectus, may be made
                                        in or from Chile except in
                                        circumstances which will result in
                                        compliance with any applicable Chilean
                                        laws and regulations.

                                        Hong Kong

                                        The PLUS may not be offered or sold in
                                        Hong Kong, by means of any document,
                                        other than to persons whose ordinary
                                        business it is to buy or sell shares or
                                        debentures, whether as principal or
                                        agent, or in circumstances which do not
                                        constitute an offer to the public
                                        within the meaning of the Companies
                                        Ordinance (Cap. 32) of Hong Kong. The
                                        Agent has not issued and will not issue
                                        any advertisement, invitation or
                                        document relating to the PLUS, whether
                                        in Hong Kong or elsewhere, which is
                                        directed at, or the contents of which
                                        are likely to be accessed or read by,
                                        the public in Hong Kong (except if
                                        permitted to do so under the securities
                                        laws of Hong Kong) other than with
                                        respect to PLUS which are intended to
                                        be disposed of only to persons outside
                                        Hong Kong or only to "professional
                                        investors" within the meaning of the
                                        Securities and Futures Ordinance (Cap.
                                        571) of Hong Kong and any rules made
                                        thereunder.

                                        Mexico

                                        The PLUS have not been registered with
                                        the National Registry of Securities
                                        maintained by the Mexican National
                                        Banking and Securities Commission and
                                        may not be offered or sold publicly in
                                        Mexico. This pricing supplement and the
                                        accompanying prospectus
                                        supplement and prospectus may not be
                                        publicly distributed in Mexico.

                                        Singapore

                                        This pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus have not been registered as
                                        a prospectus with the Monetary
                                        Authority of Singapore. Accordingly,
                                        this pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus used in connection with the
                                        offer or sale, or invitation for
                                        subscription or purchase, of the PLUS
                                        may not be circulated or distributed,
                                        nor may the PLUS be offered or sold, or
                                        be made the subject of an invitation
                                        for subscription or purchase, whether
                                        directly or indirectly, to persons in
                                        Singapore other than under
                                        circumstances in which such offer, sale
                                        or invitation does not constitute an
                                        offer or sale, or invitation for
                                        subscription or purchase, of the PLUS
                                        to the public in Singapore.

ERISA Matters for Pension Plans
and Insurance Companies...............  Each fiduciary of a pension, profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA"), (a "Plan") should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular circumstances before
                                        authorizing an investment in the PLUS.
                                        Accordingly, among other factors, the
                                        fiduciary should consider whether the
                                        investment would satisfy the prudence
                                        and diversification requirements of
                                        ERISA and would be consistent with the
                                        documents and instruments governing the
                                        Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also
                                        "Plans"). Prohibited transactions
                                        within the meaning of ERISA or the Code
                                        would likely arise, for example, if the
                                        PLUS are acquired by or with the assets
                                        of a Plan with respect to which MS &
                                        Co., MSDWI or any of their affiliates
                                        is a service provider, unless the PLUS
                                        are acquired pursuant to an exemption
                                        from the "prohibited transaction"
                                        rules. A violation of these "prohibited
                                        transaction" rules may result in an
                                        excise tax or other liabilities under
                                        ERISA and/or Section 4975 of the Code
                                        for such persons, unless exemptive
                                        relief is available under an applicable
                                        statutory or administrative exemption.

                                        The U.S. Department of Labor has issued
                                        five prohibited transaction class
                                        exemptions ("PTCEs") that may provide
                                        exemptive relief for direct or indirect
                                        prohibited transactions resulting from
                                        the purchase or holding of the PLUS.
                                        Those class exemptions are PTCE 96-23
                                        (for certain transactions determined by
                                        in-house asset managers), PTCE 95-60
                                        (for certain transactions involving
                                        insurance company general accounts),
                                        PTCE 91-38 (for certain transactions
                                        involving bank collective investment
                                        funds), PTCE 90-1 (for certain
                                        transactions involving insurance
                                        company separate accounts) and

                                        PTCE 84-14 (for certain transactions
                                        determined by independent qualified
                                        asset managers).

                                        Because we may be considered a party in
                                        interest with respect to many Plans,
                                        the PLUS may not be purchased or held
                                        by any Plan, any entity whose
                                        underlying assets include "plan assets"
                                        by reason of any Plan's investment in
                                        the entity (a "Plan Asset Entity") or
                                        any person investing "plan assets" of
                                        any Plan, unless such purchaser or
                                        investor is eligible for exemptive
                                        relief, including relief available
                                        under PTCE 96-23, 95-60, 91-38, 90-1 or
                                        84-14 or such purchase and holding is
                                        otherwise not prohibited. Any
                                        purchaser, including any fiduciary
                                        purchasing on behalf of a Plan, or
                                        investor in the PLUS will be deemed to
                                        have represented, in its corporate and
                                        fiduciary capacity, by its purchase and
                                        holding thereof that it either (a) is
                                        not a Plan or a Plan Asset Entity and
                                        is not purchasing such securities on
                                        behalf of or with "plan assets" of any
                                        Plan or (b) is eligible for exemptive
                                        relief or such purchase or holding is
                                        not prohibited by ERISA or Section 4975
                                        of the Code.

                                        Under ERISA, assets of a Plan may
                                        include assets held in the general
                                        account of an insurance company which
                                        has issued an insurance policy to such
                                        plan or assets of an entity in which
                                        the Plan has invested. Accordingly,
                                        insurance company general accounts that
                                        include assets of a Plan must ensure
                                        that one of the foregoing exemptions is
                                        available. Due to the complexity of
                                        these rules and the penalties that may
                                        be imposed upon persons involved in
                                        non-exempt prohibited transactions, it
                                        is particularly important that
                                        fiduciaries or other persons
                                        considering purchasing the PLUS on
                                        behalf of or with "plan assets" of any
                                        Plan consult with their counsel
                                        regarding the availability of exemptive
                                        relief under PTCE 96-23, 95-60, 91-38,
                                        90-1 or 84-14.

                                        Certain plans that are not subject to
                                        ERISA, including plans maintained by
                                        state and local governmental entities,
                                        are nonetheless subject to investment
                                        restrictions under the terms of
                                        applicable local law. Such restrictions
                                        may preclude the purchase of the PLUS.

                                        Purchasers of the PLUS have exclusive
                                        responsibility for ensuring that their
                                        purchase and holding of the PLUS do not
                                        violate the prohibited transaction
                                        rules of ERISA or the Code, or any
                                        requirements applicable to government
                                        or other benefit plans that are not
                                        subject to ERISA or the Code.

United States Federal Income Taxation.  The following summary is based on the advice of Davis Polk & Wardwell, our
                                        special tax counsel ("Tax Counsel"),
                                        and is a general discussion of the
                                        principal potential U.S. federal income
                                        tax consequences to initial investors
                                        in the PLUS that (i) purchase the PLUS
                                        at their Issue Price and (ii) will hold
                                        the PLUS as capital assets within the
                                        meaning of Section 1221 of the Code.
                                        This summary is based on the Code,
                                        administrative pronouncements, judicial
                                        decisions and currently effective and
                                        proposed Treasury regulations, changes
                                        to any of which subsequent to the date
                                        of this pricing supplement may affect
                                        the tax consequences described herein.
                                        This summary does not address all
                                        aspects of U.S. federal income taxation
                                        that may be relevant to a particular
                                        investor in light of the investor's
                                        individual circumstances or to
                                        investors subject to special treatment
                                        under the

                                        U.S. federal income tax laws (e.g.,
                                        certain financial institutions,
                                        tax-exempt organizations, dealers in
                                        options or securities, or persons who
                                        hold the PLUS as part of a hedging
                                        transaction, straddle, conversion or
                                        other integrated transaction). As the
                                        law applicable to the U.S. federal
                                        income taxation of instruments such as
                                        the PLUS is technical and complex, the
                                        discussion below necessarily represents
                                        only a general summary. Moreover, the
                                        effect of any applicable state, local
                                        or foreign tax laws is not discussed.

                                        General

                                        Pursuant to the terms of the PLUS, we
                                        and every investor in the PLUS agree
                                        (in the absence of an administrative
                                        determination or judicial ruling to the
                                        contrary) to characterize a PLUS for
                                        all tax purposes as a single financial
                                        contract with respect to the Basket
                                        that (1) requires the investor to pay
                                        us at inception an amount equal to the
                                        purchase price of the PLUS and (2)
                                        entitles the investor to receive at
                                        maturity an amount in cash based upon
                                        the performance of the Basket. The
                                        characterization of the PLUS described
                                        above is not, however, binding on the
                                        IRS or the courts. No statutory,
                                        judicial or administrative authority
                                        directly addresses the characterization
                                        of the PLUS (or of similar instruments)
                                        for U.S. federal income tax purposes,
                                        and no ruling is being requested from
                                        the IRS with respect to their proper
                                        characterization and treatment. Due to
                                        the absence of authorities that
                                        directly address the PLUS (or similar
                                        instruments), Tax Counsel is unable to
                                        render an opinion as to their proper
                                        characterization for U.S. federal
                                        income tax purposes. As a result,
                                        significant aspects of the U.S. federal
                                        income tax consequences of an
                                        investment in the PLUS are not certain,
                                        and no assurance can be given that the
                                        IRS or the courts will agree with the
                                        characterization and tax treatment
                                        described herein. Accordingly, you are
                                        urged to consult your own tax advisor
                                        regarding the U.S. federal income tax
                                        consequences of an investment in the
                                        PLUS (including possible alternative
                                        characterizations of the PLUS) and
                                        regarding any tax consequences arising
                                        under the laws of any state, local or
                                        foreign taxing jurisdiction. Unless
                                        otherwise stated, the following
                                        discussion is based on the
                                        characterization described above.

                                        U.S. Holders

                                        As used herein, the term "U.S. Holder"
                                        means a beneficial owner of a PLUS that
                                        for U.S. federal income tax purposes
                                        is:

                                        o    a citizen or resident of the
                                             United States;
                                        o    a corporation, or other entity
                                             taxable as a corporation, created
                                             or organized under the laws of the
                                             United States or any political
                                             subdivision thereof; or
                                        o    an estate or trust the income of
                                             which is subject to United States
                                             federal income taxation regardless
                                             of its source.

                                        Tax Treatment of the PLUS

                                        Tax basis. A U.S. Holder's tax basis in
                                        the PLUS will equal the amount paid by
                                        the U.S. Holder to acquire the PLUS.

                                        Settlement of the PLUS at maturity.
                                        Upon receipt of cash at maturity, a
                                        U.S. Holder generally will recognize
                                        long-term capital gain or loss equal to
                                        the difference between the amount of
                                        cash received and the U.S. Holder's tax
                                        basis in the PLUS.

                                        Sale or exchange of the PLUS. Upon a
                                        sale or exchange of the PLUS prior to
                                        their maturity, a U.S. Holder will
                                        generally recognize capital gain or
                                        loss equal to the difference between
                                        the amount realized on the sale or
                                        exchange and the U.S. Holder's tax
                                        basis in the PLUS sold or exchanged.
                                        This gain or loss will generally be
                                        long-term capital gain or loss if the
                                        U.S. Holder held the PLUS for more than
                                        one year at the time of disposition.

                                        Possible Alternative Tax Treatments of
                                        an Investment in the PLUS

                                        Due to the absence of authorities that
                                        directly address the proper tax
                                        treatment of the PLUS, no assurance can
                                        be given that the IRS will accept, or
                                        that a court will uphold, the
                                        characterization and treatment
                                        described above. In particular, the IRS
                                        could seek to analyze the U.S. federal
                                        income tax consequences of owning the
                                        PLUS under Treasury regulations
                                        governing contingent payment debt
                                        instruments (the "Contingent Payment
                                        Regulations").

                                        If the IRS were successful in asserting
                                        that the Contingent Payment Regulations
                                        applied to the PLUS, the timing and
                                        character of income thereon would be
                                        significantly affected. Among other
                                        things, a U.S. Holder would be required
                                        to accrue original issue discount on
                                        the PLUS every year at a "comparable
                                        yield" determined at the time of their
                                        issuance. Furthermore, any gain
                                        realized by a U.S. Holder at maturity
                                        or upon a sale or other disposition of
                                        the PLUS would generally be treated as
                                        ordinary income, and any loss realized
                                        at maturity would be treated as
                                        ordinary loss to the extent of the U.S.
                                        Holder's prior accruals of original
                                        issue discount, and as capital loss
                                        thereafter.

                                        Even if the Contingent Payment
                                        Regulations do not apply to the PLUS,
                                        other alternative federal income tax
                                        characterizations of the PLUS are
                                        possible which, if applied, could also
                                        affect the timing and the character of
                                        the income or loss with respect to the
                                        PLUS. It is possible, for example, that
                                        a PLUS could be treated as a unit
                                        consisting of a loan and a forward
                                        contract, in which case a U.S. Holder
                                        would be required to accrue interest
                                        income or original issue discount on a
                                        current basis. Accordingly, prospective
                                        investors are urged to consult their
                                        own tax advisors regarding all aspects
                                        of the U.S. federal income tax
                                        consequences of an investment in the
                                        PLUS.

                                        Backup Withholding and Information
                                        Reporting

                                        A U.S. Holder of the PLUS may be
                                        subject to information reporting and to
                                        backup withholding in respect of
                                        amounts paid to the U.S. Holder, unless
                                        the U.S. Holder provides proof of an
                                        applicable exemption or a correct
                                        taxpayer identification number, and
                                        otherwise complies with applicable
                                        requirements of the backup withholding
                                        rules. The amounts withheld under the
                                        backup withholding rules are not an
                                        additional tax and may be refunded, or
                                        credited against the

                                        U.S. Holder's U.S. federal income tax
                                        liability, provided the required
                                        information is furnished to the IRS.

                                        Non-U.S. Holders

                                        The discussion under this heading
                                        applies to you only if you are a
                                        "Non-U.S. Holder." This discussion does
                                        not describe all of the U.S. federal
                                        income tax consequences that may be
                                        relevant to an investor in light of its
                                        particular circumstances or to
                                        investors that are subject to special
                                        rules, such as Non-U.S. Holders, as
                                        defined below, that are owned or
                                        controlled by persons subject to U.S.
                                        federal income tax or for whom income
                                        or gain in respect of the PLUS are
                                        effectively connected with a trade or
                                        business in the United States.

                                        A Non-U.S. Holder is a beneficial owner
                                        of a PLUS that for U.S. federal income
                                        tax purposes is:

                                        o    a nonresident alien individual;
                                        o    a foreign corporation; or
                                        o    a foreign trust or estate.

                                        A Non-U.S. Holder of the PLUS will not
                                        be subject to U.S. federal income or
                                        withholding tax in respect of amounts
                                        paid to the Non-U.S. Holder, except
                                        that gain from the sale or exchange of
                                        the PLUS or their settlement at
                                        maturity may be subject to U.S. federal
                                        income tax if such Non-U.S. Holder is a
                                        non-resident alien individual and is
                                        present in the United States for 183
                                        days or more during the taxable year of
                                        the sale or exchange (or settlement at
                                        maturity) and certain other conditions
                                        are satisfied.

                                        Information returns may be filed with
                                        the U.S. Internal Revenue Service (the
                                        "IRS") in connection with the payment
                                        on the PLUS at maturity as well as in
                                        connection with the proceeds from a
                                        sale, exchange or other disposition. A
                                        Non-U.S. Holder will be subject to
                                        backup withholding in respect of
                                        amounts paid to the Non-U.S. Holder,
                                        unless such Non-U.S. Holder complies
                                        with certain certification procedures
                                        establishing that it is not a U.S.
                                        person for U.S. federal income tax
                                        purposes (e.g., by providing a
                                        completed IRS Form W-8BEN certifying,
                                        under penalties of perjury, that such
                                        Non-U.S. Holder is not a U.S. person)
                                        or otherwise establishes an exemption.
                                        The amount of any backup withholding
                                        from a payment to a Non-U.S. Holder
                                        will be allowed as a credit against the
                                        Non-U.S. Holder's U.S. federal income
                                        tax liability and may entitle the
                                        Non-U.S. Holder to a refund, provided
                                        that the required information is
                                        furnished to the IRS.